UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARIJUANA COMPANY OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Utah	2833	94-1246221
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1340 West Valley Parkway, Suite 205

Escondido, CA 92029

Telephone: (888) 777-4362

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Jesus M. Quintero

Marijuana Company of America, Inc.

1340 West Valley Parkway, Suite 205

Escondido, CA 92029

Telephone: (888) 777-4362

(Name, Address, and Telephone Number for Agent of Service)

Pacific Stock Transfer, Inc.

6725 Via Austi Pkwy

Suite 300

Las Vegas, NV 89119
Telephone: (800) 785-7782
(Name, Address, and Telephone Number for Agent of Service)

Copies to:

Independent Law PLLC

2106 NW 4th PL, Gainesville, FL 32603

Attn: Alan T. Hawkins, Esq.
Telephone: (352) 353-4048

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company smaller reporting, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 (2)	646,883,314	$0.002	(3)	$1,293,767	$141.15	(4)

____________________

(1)	Consists of up to 646,883,314 shares of common stock to be offered by the registrant in the Offering. As of November 23, 2020, the Company had 2,021,510,356 shares of common stock in the public float and 2,053,481,896 shares of common stock outstanding. The 646,883,314 shares being registered represent approximately 32.0% of the shares in the public float as of November 23, 2020. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 2,700,365,210, calculated on the total number of shares issued and outstanding at November 23, 2020 of 2,053,481,896. The total number of registered shares will then represent 24.0% of the issued and outstanding shares.
(2)	Shares of newly issued common stock to be offered by the registrant in the Offering (as hereinafter defined).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
(4)	Based on the price per share of $0.002 for Marijuana Company of America, Inc.’s common stock on November 16, 2020, as reported by the OTC Markets Group.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED November 23, 2020

Marijuana Company of America, Inc.

646,883,314 Shares of Common Stock Being Offered by the Company in the Offering

This prospectus relates to the sale of 646,883,314 shares of common stock, par value $0.001, of Marijuana Company of America, Inc. (referred to herein as the “Company” or “Marijuana Company of America, Inc.”), by the Company on a best efforts basis (the “Offering”). The Company anticipates that public offering price will be $0.002 per share. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO, Jesus Quintero. The total proceeds from the Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to sustain continued operations, or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

As of November 23, 2020, the Company had 2,021,510,356 shares of common stock in the public float and 2,053,481,896 shares of common stock outstanding. The 646,883,314 shares being registered represent approximately 32.0% of the shares in the public float as of November 23, 2020. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 2,700,365,210, calculated on the total number of shares issued and outstanding at November 23, 2020 of 2,053,481,896. The total number of registered shares will then represent 24.0% of the issued and outstanding shares.

Our common stock is quoted on the OTC Markets Pink Open Market alternative trading system, operated by OTC Markets Group, Inc., under the symbol “MCOA”. As of November 16, 2020, the last reported sale price for our common stock was $0.002 per share.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 23, 2020.

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ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and the “Company”, means Marijuana Company of America, Inc. and subsidiary companies, H Smart, Inc, a Delaware corporation, MCOA CA, Inc., a California corporation, Hempsmart, Ltd., a United Kingdom corporation, H Smart Inc. (a California foreign registered corporation) and H Smart Inc., a Washington corporation. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Hempsmart and other registered or common law trade names, trademarks, or service marks of the Company appearing in this prospectus are the property of H Smart, Inc. and/or Marijuana Company of America, Inc. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear with and without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and trade names.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Marijuana Company of America, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Marijuana Company of America, Inc. is a Utah corporation is based in Escondido, California. The Company is a publicly listed company quoted on OTC Markets OTCQB Tier under the symbol “MCOA”.

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter-Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 23, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. From 2009 to 2014, we operated primarily in the mining exploration business. In 2015, we left the mining business and began an internet-based marketing business focused on offerings from our “Majestic Menu” food service items offered to the hospitality and food service industry via an on-line internet site, where individuals could purchase retail direct from food distributors via credit cards and commercial accounts.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000.00. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The former officers and directors of the Company resigned concurrent with the new appointments. By virtue of Messrs. Steinberg and Larsen’s stock purchase and appointment to the Company’s Board of Directors, a purchase or sale of a significant amount of assets not in the ordinary course of business and a corresponding change of control occurred. The Company reported the change of control in its September 30, 2015 quarterly report filed with the OTC Markets. Thereafter, the Company’s business plans and operations changed to focus legalized hemp more fully discussed in this filing. The Company changed its name to Marijuana Company of America, Inc. and trading symbol on December 1, 2015.

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Our business develops, manufactures, markets and sells non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.3%. Our business includes the research and development of (1) varieties of various species of hemp; (2) beneficial uses of hemp and hemp derivatives; (3) indoor and outdoor cultivation methods for hemp; (4) technology used for cultivation and harvesting of different species of hemp, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) different species of industrial hemp derived CBD, and the possible health benefits thereof; and, (6) new and improved methods of hemp CBD extraction omitting or eliminating the delta-9 THC molecule.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

 The condensed balance sheet as of December 31, 2019 has been derived from audited financial statements.

Operating results for the three and nine months ended September 30, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019.

Our Business and Strategy

Our primary business strategy is to develop, manufacture, and market non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.3%, while tactically investing in related business via joint ventures and minority ownership positions.

Our business operations include the following:

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers.

Our current hempSMART™ wellness products offerings include the following:

•	hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

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hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

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•

hempSMART Pain Cream™ each container formulated with 300 mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

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hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

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hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

•	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

Brazil and Uruguay Joint Ventures

On October 1, 2020, the Company entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company (“Guerrero”) dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay (the “Joint Venture Agreements”) to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”).

Under the Joint Venture Agreements, the Company will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay. A minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by newly formed entities controlled by Guerrero, a director of the Company, who is a successful Brazilian entrepreneur. The Company will provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay under the Joint Venture Agreements, for a total capital outlay obligation of $100,000. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay, and related infrastructure and employment of key personnel.

Consulting Services

We also provide financial accounting and property management services for companies associated with the cannabis industry in all stages of development. Our services include the following:

•	Financial Accounting and Bookkeeping. Our business accounting services provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators, in those states where cannabis has been legalized for medicinal and/or recreational use, to report collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices. We understand the challenges and complexities of financial accounting in the regulated commercial cannabis market and we have the expertise to help client businesses report their financial operations consistent with GAAP. As of the date of this filing, we have not offered any consulting, bookkeeping or financial accounting consulting services that have generated reportable revenues. As of the date of this report we have not provided such services.

•	Property Management Consulting. Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use, and who are searching for appropriate real property to conduct operations. As of the date of this filing, we have not offered any real property management consulting services that have generated reportable revenues. As of the date of this report, we have not provided such services.

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Recent Government Decriminalization and Legalization of Hemp

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD, were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC, the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—illegal under the federal CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

We currently operate two divisions within the regulated hemp industry: (i) the development, manufacturing, marketing and sale of our hempSMART™ consumer products that include non-psychoactive industrial hemp-based CBD as an ingredient; and, (ii) professional financial consulting and property management services.

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California, who legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. As disclosed in greater detail below, on February 3, 2020, we terminated the joint venture.

As of the date of this filing, we do not conduct any business in the psychoactive cannabis markets in those states that have legalized cannabis for medicinal or recreational use.

Cannabis Remains an Illegal Schedule 1 Drug under Federal Law

Psychoactive Cannabis containing greater than 0.3 percent THC (“Psychoactive Cannabis”) and its derivatives are illegal “Schedule 1” drugs under the Controlled Substances Act (21 U.S.C. § 811). As a Schedule 1 drug, Psychoactive Cannabis and derivatives are viewed as being highly addictive and having no medical value. The United States Drug Enforcement Agency enforces the CSA and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the CSA is determined based on the specific predicate violations, including but not limited to: simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the CSA can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

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Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved Psychoactive Cannabis, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis delivered in the State of California pursuant to our joint venture with Natural Plant Extract discussed above. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing Psychoactive Cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing Psychoactive Cannabis, and derivatives are Schedule 1 drugs under the CSA, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally Psychoactive Cannabis and products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD and Psychoactive Cannabis delivered through our joint venture interest in Natural Plant Extract may be subject to regulation (See Risk Factors).

Where You Can Find Us

The principal offices of our company are located at 1340 West Valley Parkway, Suite 205, Escondido, CA 92029. Our telephone number is (888) 777-4362.

Summary of the Offering

Newly issued common stock being registered pursuant to the Offering:	646,883,314 shares of common stock

Offering price:	$0.002 per share

Offering period:	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement, or 24 months after the effective date.

Common Stock in the public float before the Offering:	2,021,510,356 shares of common stock as of November 23, 2020.

Number of shares outstanding after the offering:	2,700,365,210 shares of common stock

Market for the common stock:	Our common stock is quoted on the OTC Link alternative trading system under the symbol “MCOA”. As of November 16, 2020, the last reported sale price for our common stock was $0.002 per share.

Use of proceeds:	We estimate that we will receive approximately $1,293,767 in gross proceeds if we sell all of the shares in the Offering and assuming a $0.002 per share Offering Price, and we will receive estimated net proceeds (after paying offering expenses) of approximately $1,273,767 if we sell all of those shares. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

OTCQB Symbol:	MCOA

As of November 23, 2020, the Company had 2,021,510,356 shares of common stock in the public float and 2,053,481,896 shares of common stock outstanding. The 646,883,314 shares being registered represent approximately 32.0% of the shares in the public float as of November 23, 2020. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 2,700,365,210, calculated on the total number of shares issued and outstanding at November 23, 2020 of 2,053,481,896. The total number of registered shares will then represent 24% of the issued and outstanding shares.

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RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

General risk relating to COVID-19 pandemic

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty. In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

As previously reported on Form 8-K filed on May 15, 2020, as amended, the Company was unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2020 by the original deadline of May 15, 2020, due to circumstances related to COVID-19 pandemic, specifically: (i) the Southern California area, including the location of the Company’s corporate headquarters, was at one of the epicenters of the coronavirus outbreaks in the United States and the Governor of California had ordered all residents to stay at home excepting only essential travel; and (ii) historically, the Company has relied on vendors in China to manufacture certain of its principal products. The outbreak of COVID-19 caused different levels of delay in operations of the Company, vendors, customers and professional service providers. As a result, the Company’s books and records were not easily accessible from our Chinese manufacturer of our products, resulting in a delay in the preparation, audit and completion of the Company’s financial statements for the Annual Report.

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Risks Related to Our Business

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not fully known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, laws and regulations affecting the hemp industry will evolve which could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Psychoactive Cannabis and derivatives are illegal under the CSA.

Psychoactive Cannabis and derivatives are Schedule 1 controlled substances and are illegal under the CSA. Even in states that have legalized the use of Psychoactive Cannabis, its sale and use remain violations of federal law. The illegality of Psychoactive Cannabis under the CSA preempts state laws that legalize its use. Therefore, strict enforcement of the CSA regarding Psychoactive Cannabis and derivatives would likely result in our inability to proceed with our 3.5% interest in NPE, which operates a psychoactive cannabis delivery service in California.

Risk of government action.

While we will use our best efforts to comply with all laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

We anticipate our operating expenses will increase, and we may never achieve profitability.

We launched our first hempSMART™ product, hempSMART Brain™, in November 2316. Since then, we have introduced a number of other consumer products, including hempSMART Pain™, hempSMART™ Full Spectrum Pet Drops™, and hempSMART™ Full Spectrum Drops™. As we continue to produce other hempSMART™ products, we anticipate  increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) general and administrative, (ii) new research and development, (iii) advertising and website development, (iv) legal and accounting fees at various stages of operation, (v) joint venture activities, (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, we will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that our Company will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of hemp and hemp-derived CBD. We believe that as hemp and hemp-derived CBD becomes more accepted as a result of the passage of the Farm Bill, the stigma associated with hemp and CBD will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the hemp industry will adversely affect our business operations.

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The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the hemp industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our hemp-based hempSMART™ products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

Laws governing our access to banking services remain uncertain and are in a state of flux.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry, that banks can do business with legal cannabis businesses and “may not” be prosecuted. We believe this applies to hemp and to Psychoactive Cannabis. The Treasury Department’s Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services” to state-licensed cannabis (and hemp) businesses and still be in compliance with federal anti-money laundering laws. These provisions created barriers to our banking operations. With the passage of the Farm Bill, we expect that the banking industry will be more open to doing business with compliant hemp businesses. Currently, the U.S. Congress is considering the Secure and Fair Enforcement Banking Act sponsored by Reps. Ed Perlmutter (D-CO) Denny Heck (D-WA), Steve Stivers (R-OH) and Warren Davidson (R-OH) filed in March, 2019 designed to protect banks that service the marijuana industry from being penalized by federal regulators. The act currently has 138 cosponsors—more than a quarter of the House. However, this may take time and may not result in a more open banking climate. We expect that banks will be more open to serving cannabis and hemp businesses, but there is no guarantee – even with the passage of the Farm Bill.

Banking regulations in our business are costly and time consuming.

In assessing the prospective risk of providing services to a hemp-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold; (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly.

Due to our involvement in the hemp industry and the Psychoactive Cannabis delivery business, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

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The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative hemp products and derivatives, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our hempSMART™ products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our hempSMART™ products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our hempSMART™ products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing, products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

Our hempSMART™ products are relatively new and our industry is rapidly evolving.

Due consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis and hemp industries. To be successful we must, among other things:

•	Develop, manufacture and introduce new attractive and successful consumer products in our hempSMART™ brand.

•	Attract and maintain a large customer base and develop and grow that customer base.

•	Increase awareness of our hempSMART™ brand and develop effective marketing strategies to insure consumer loyalty.

•	Establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers.

•	Respond to competitive and technological developments.

•	Attract, retain and motivate qualified personnel.

We may be unable to fully capture the expected value from our new joint venture operations in Brazil and Uruguay..

In connection with our entry into new joint ventures in Brazil and Uruguay, we face numerous risks and uncertainties, including effectively integrating our respective personnel, management controls and business relationships into an effective and cohesive operation. Further, we are subject to additional risks and uncertainties because we may be dependent upon, and subject to, liability losses or damages relating to system controls and personnel that are not under our control. The joint venture business may be subject to unforeseeable negative market conditions, economic downturns, and legal and political considerations in Brazil and Uruguay.

Our joint ventures in Brazil and Uruguay will rely significantly upon the activities of our joint venture partners. We will rely upon our joint venture partner’s Brazilian and Uruguayan personnel, business acumen, experience and involvement to seek economic success and the joint ventures’ compliance with applicable Brazilian and Uruguayan laws.

If we are unable to integrate and monitor our Brazilian and Uruguayan joint ventures successfully and efficiently, there is a risk that our results of operations, financial condition and cash flows may be materially and adversely affected. In addition, conflicts or disagreements between us and our joint venture partners in Brazil and Uruguay may negatively impact the benefits to be achieved by the relevant joint venture. There is no assurance that our joint ventures will be successfully integrated or yield all of the positive benefits anticipated.

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Our joint venture investments in Latin America, and other joint venture investments that we make in the future, could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and liquidity and disputes between us and our co-venturers.

In addition to our new joint venture projects in Brazil and Uruguay, which are in development stage, will require financial investment on our part, and have not yet generated revenue for the Company, we may co-invest in other joint ventures in the future with third parties through partnerships or other joint ventures, acquiring non-controlling interests in or sharing responsibility for any such ventures. In this event, we would not be in a position to exercise sole decision-making authority regarding the joint venture and, in certain cases, may have little or no decision-making authority. Investments through partnerships or other joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt, fail to fund their share of required capital contributions, make dubious business decisions or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our executive officers, senior management and/or directors from focusing their time and effort on our business. Consequently, action by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our hempSMART™ products are new and are only in the developmental stages of commercialization. We are not certain that these products will function as anticipated or be desirable to their intended markets. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future hempSMART™ products fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is evolving, it is difficult to predict with any certainty the ultimate size of this market and its growth rate, if any. We cannot guarantee that a market for our products will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

The Company’s failure to continue to attract, train, or retain highly qualified personnel could harm the Company’s business.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

If we are unable to attract and retain independent associates, our business may suffer.

Our future success depends largely upon our ability to attract and retain a large active base of independent direct sales associates and members who purchase our hempSMART™ products. We cannot give any assurances that the number of our independent associates will be established or increase in the future. Several factors affect our ability to attract and retain independent associates and members, including: on-going motivation of our independent associates; general economic conditions; significant changes in the amount of commissions paid; public perception and acceptance of our industry; public perception and acceptance of multi-level marketing; public perception and acceptance of our business and our products, including any negative publicity; the limited number of people interested in pursuing multi-level marketing as a business; our ability to provide proprietary quality-driven products that the market demands; and, competition in recruiting and retaining independent associates.

The loss of key management personnel could adversely affect our business.

We depend on the continued services of our executive officers and senior management team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

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If government regulations regarding multi-level marketing change or are interpreted or enforced in a manner adverse to our business, we may be subject to new enforcement actions and material limitations regarding our overall business model.

Multi-level marketing is subject to foreign, federal, and state regulations. Any change in legislation and regulations could affect our business. Furthermore, significant penalties could be imposed on us for failure to comply with various statutes or regulations resulting from: ambiguity in statutes; regulations and related court decisions; the discretion afforded to regulatory authorities and courts interpreting and enforcing laws; and new regulations or interpretations of regulations affecting our business.

If our network marketing activities do not comply with government regulations, our business could suffer.

Many governmental agencies regulate our multi-level marketing activities. A government agency’s determination that our business or our independent associates have significantly violated a law or regulation could adversely affect our business. The laws and regulations for multi-level marketing intend to prevent fraudulent or deceptive schemes. Our business faces constant regulatory scrutiny due to the interpretive and enforcement discretion given to regulators, periodic misconduct by our independent associates, adoption of new laws or regulations, and changes in the interpretation of new or existing laws or regulations.

Independent associates could fail to comply with our policies and procedures or make improper product, compensation, marketing or advertising claims that violate laws or regulations, which could result in claims against us that could harm our financial condition and operating results.

In part, we sell our products through a sales force of independent associates. The independent associates are independent contractors and, accordingly, we are not in a position to provide the same direction, motivation, and oversight as we would if associates were our own employees. As a result, there can be no assurance that our associates will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our associate policies and procedures. All independent associates will be required to sign a written contract and agree to adhere to our policies and procedures, which prohibit associates from making false, misleading or other improper claims regarding our hempSMART™ products or income potential from the distribution of the products. However, independent associates may from time to time, without our knowledge and in violation of our policies, create promotional materials or otherwise provide information that does not accurately describe our marketing program. There is a possibility that some jurisdictions could seek to hold us responsible for independent associate activities that violate applicable laws or regulations, which could result in government or third-party actions or fines against us, which could harm our financial condition and operating results.

We may be held responsible for certain taxes or assessments relating to the activities of our independent associates, which could harm our financial condition and operating results.

Our independent associates are subject to taxation and, in some instances, legislation or governmental agencies impose an obligation on us to collect taxes, such as value added taxes, and to maintain appropriate tax records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our distributors. In the event that local laws and regulations require us to treat our independent distributors as employees, or if our distributors are deemed by local regulatory authorities to be our employees, rather than independent contractors, we may be held responsible for social security and related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

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Risks Related to the Company

Uncertainty of profitability

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products at a time, our overall success will depend on a limited number of products, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.

•	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

•	The acceptance of the terms and conditions of our multi-level sales agreements.

•	The amount and timing of operating and other costs and expenses.

•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

•	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

•	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

•	Adverse developments in the efforts to legalize cannabis or increased federal enforcement.

•	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

•	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are operating in a highly competitive market.

The markets for businesses in the hemp industry is competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the cannabis and hemp industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

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It is unknown whether the passage of the Farm Bill will provide us trademark protection for our hempSMART™ brand and products.

We have applied for a trademark for our hempSMART™ brand name. Before passage of the Farm Bill, we were uncertain that we could obtain patent or trademark protection for our products Because hemp derived CBD was considered an illegal Schedule 1 drug under the CSA at the time. With the passage of the Farm Bill, we may be able to overcome these uncertainties, since hemp containing less than 0.3% THC is no longer a Schedule 1 drug under the CSA. However, we cannot guarantee more favorable treatment and the failure to obtain trademark protection may materially impact our brand establishment, sales and good will.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our hempSMART™ products and brand to distinguish our hempSMART™ products and services from our competitors’ products and services. We rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary hempSMART™ products and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third party’s confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our Business Can be Affected by Unusual Weather Patterns.

The production of some of our hempSMART™ products relies on the availability and use of live hemp plant material. Growing periods can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to harvest hemp. In addition, severe weather, including drought and hail, can destroy a hemp crop, which could result in our having no hemp to harvest, process and sell. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations will be impacted.

Our hempSMART™ sales in the UK may be subject to unforeseeable events and regulation that may have a material impact on our efforts to sell our hempSMART™ products in the UK.

Currently, the UK regulates wellness products containing CBD through its Medicines and Healthcare products Regulatory Agency (“MHRA”). Pursuant to the MHRA, only wellness products containing less than 0.2% THC may be sold in the UK. Our latest laboratory results from testing the THC content of our hempSMART™ products containing CBD derived from industrial hemp show that our products approach 0% THC. While we are confident that our hempSMART™ products are compliant with regulations in both the UK, these regulations may change unforeseeably, and any such changes may have a material effect on our ability to market and sell our hempSMART™ products in the UK. Additionally, we rely on affiliates in the UK for the administration of our business there. We have not to date established an effective warehousing protocol to efficiently store and deliver products there. The failure of our UK affiliates to efficiently handle the storage and distribution of our products could create a material deficiency in conducting our business there.

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Risks Related to Our Common Stock

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. We are authorized to issue 15,000,000,000 shares of common stock, $0.001 par value per share. As of November 23, 2020, there were 2,021,510,356 shares of our common stock in the public float. Our financing activities in the past focused on convertible note financing that requires us to issue shares of common stock to satisfy principal, interest and any applicable penalties related to these convertible notes. When required under the terms and conditions of the convertible notes, we issue additional shares of common stock that have a dilutive effect on our stockholders. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock and so any investment in our company will be diluted, with a resulting decline in the value of our common stock.

Our variably priced convertible notes will result in dilution.

We have entered into various financing instruments containing terms making interest and principal convertible into our common stock at variable prices. As is referenced elsewhere in this filing, some of those financiers are St. George Investments, LLC, John Fife, GS Capital, Paladin Advisors, LLC, Power Up Lending, Crown Bridge, LG Capital, Jefferson Street Capital and White Lion Partners. As a result, we may be required to issue additional shares of our common stock which will cause material dilution. As a result, such issuances will materially reduce the value of existing investors’ shares and their proportional ownership of our company.

Our financing instrument with Power Up Lending may impede a successful corporate action.

FINRA may or may not allow us to complete a corporate action including, but not limited to, a change of our name and/or trading symbol, due to our financing arrangements with Power Up Lending and St. George Investments, LLC. One of Power Up Lending’s principals was involved with a former SEC enforcement action. The principal of St. George Investments, LLC, John Fife, is currently involved, as a defendant, in an SEC enforcement litigation. The action with Power Up and its affiliate completed without liability to Power Up or the Power Up affiliate, and the action with John Fife and St. George Investments LLC is ongoing. FINRA has, from time to time when considering whether or not to grant a corporate action, determined that association with Power Up is a deficiency causing rejection of corporate actions, and FINRA may take a similar stance with St. George Investments LLC.

Trading in our common stock on the OTCQB Exchange has been subject to wide fluctuations.

Our common stock is currently quoted for public trading on the OTC Pink Market Tier. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control, including our issuance of additional common shares at variable prices to our convertible note holders. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our common stock has been delisted from OTC Markets OTCQB listing tier to OTC Markets Pink listing tier.

Our common stock traded below $0.01 per share on the OTC Markets’ QB trading tier for more than 30 consecutive calendar days, and as a result we no longer met the Standards for Continued Eligibility for OTCQB as per the OTCQB Standards, Section 2.3(2), which state that the company must “maintain proprietary priced quotations published by a Market Maker in OTC Link with a minimum closing bid price of $.01 per share on at least one of the prior thirty consecutive calendar days.”

As per Section 4.1 of the OTCQB Standards, the Company was granted a cure period of 90 calendar days, and at the Company’s petition, the OTCQB granted the Company an extension from this requirement, until October 2020. However, the Company did not meet the requirement and was down-listed from the OTCQB marketplace to the OTC Markets Pink listing tier.

16

Utah law, our Certificate of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Utah or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Utah law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen, and investors may lose all of their investment in our company.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Costs and expenses of being a reporting company under the 1934 Securities and Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

17

THE OFFERING

This prospectus relates to the sale of 646,883,314 shares of common stock, par value $0.001, of the Company at a price of $0.002 per share on a best efforts basis. This offering (the “Offering”) terminates 24 months after commencement of this offering. The Company is offering the shares on a self-underwritten “best efforts” basis directly through its CEO and director, Jesus Quintero. There is no minimum amount of common shares required to be purchased, and the total proceeds received by the Company might not be enough to continue operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $1,273,767, based on an assumed initial offering price of $0.002 per share, after deducting estimated offering expenses payable by us.

We anticipate that the net proceeds of the Offering will be used primarily to execute our business plan as follows: $150,000 for inventory and product development, $350,000 for extinguishing debt and debt service, $350,000 for potential acquisition(s) in the hemp sector (we have located potential acquisition candidates), $100,000 for advertising and marketing costs, $120,000 for staffing and personnel costs, $173,767 for general working capital, and $30,000 remaining in cash reserves. Additionally, proceeds will be used for website development, paying other general and administrative expenses associated with this offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and results of its research and assessments as to the market reception of the Company’s beverage products. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with registration of our stock and developing our website (and expanding our internet sales platforms), and then increasing our inventory and marketing efforts. The following table summarizes how we anticipate using the gross proceeds of the Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Offering:

	If 25% of	If 50% of	If 75% of	If 100%
Shares Sold

Gross Proceeds	$323,442	$646,883	$970,325	$1,293,767

Expected offering expenses	20,000	20,000	20,000	20,000

Net Proceeds	303,442	626,883	950,325	1,273,767

Inventory & Product Development	37,500	75,000	112,500	150,000

Extinguish Debt & Debt Services	87,500	175,000	262,500	350,000

Potential Acquisition(s)	87,500	175,000	262,500	350,000

Advertising and marketing	25,000	50,000	75,000	100,000

Staffing	30,000	60,000	90,000	120,000

General Working Capital	35,942	86,884	130,325	173,767

Cash Reserves	0	5,000	17,500	30,000

Total	$303,442	$626,883	$950,325	$1,273,767

The Company anticipates that the estimated $1,293,767 gross proceeds from the offering would enable it to purchase new inventory, improve product development, expand operations, and fund its other capital needs for the next fiscal year. In the event that the offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $1,000,000 in gross proceeds to implement its business plan and support its operations over the next twelve months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The shares for sale by the Company in the Offering of 646,883,314 shares will be sold at estimated price of $0.002 per share.

18

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Link alternative trading system operated by OTC Markets Group, Inc., at the “Pink” level under the symbol “MCOA”.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

We had 387 shareholders of record of our common stock as of November 18, 2020.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION TO STOCKHOLDERS

Just prior to the Offering there are 2,053,481,896 common shares outstanding. The 646,883,314 of the Company’s common shares being offered by the Company in the Offering represent a dilution event to common stockholders that will result in a new total for outstanding and issued common shares of 2,723,303,396.

The following table, which is based on the most recent balance sheet date, illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the Shares being offered in the Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	$0.002	$0.002	$0.002	$0.002
Net tangible book value per share before offering	0.0010	0.0735	0.0490	0.0245
Increase per share attributable to investors	(0.00023)	(0.0176)	(0.0117)	(0.0059)
Pro forma net tangible book value per share after offering	0.00075	0.0559	0.0373	0.0186
Dilution per share attributable to investors in this offering	(0.00023)	(0.0176)	(0.0117)	(0.0059)

19

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Marijuana Company of America, Inc. (Converge Global, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Marijuana Company of America, Inc. and its subsidiaries (“the Company”) as of December 31, 2019 and December 31, 2018 and the related statements of operations, stockholders’ deficit, cash flow and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended December 31, 2019 and December 31, 2018. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and December 31, 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The firm has served this client since December 2016.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

May 14, 2020

F-1

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Audited)

	December 31,
	2019	2018

ASSETS
Current assets:
Cash	$211,765	$359,577
Short-term Investments	27,403	810,000
Accounts receivable, net	18,317	46,376
Inventory	149,175	186,989
Other current assets	11,034	93,833
Total current assets	417,694	1,496,775

Property and equipment, net	7,512	12,430

Other assets:
Long-term Investments	693,915	408,077
Right-of-use assets	22,101	-
Security deposit	2,500	2,500

Total assets	$1,143,722	$1,919,782

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$797,790	$416,444
Accrued compensation	4,875	454,316
Accrued liabilities	522,258	216,946
Debt obligations of Joint venture	-	289,742
Notes payable, related parties	40,000	287,140
Convertible notes payable, net of debt discount of $808,890 and $896,180, respectively	3,193,548	1,132,668
Right-of-use liabilities – current portion	14,361	—
Warrant liability to be settled	192,115	—
Contingency Liability	956,251	—
Subscriptions payable	330,797	—
Derivative liability	5,693,071	2,256,631
Total current liabilities	11,745,066	5,053,887

Noncurrent liabilities
Right-of-use liabilities	7,858	—

Total liabilities	11,752,924	5,053,887

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 77,958,081 and 42,687,301 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	77,958	42,687
Common Stock to be issued	-	90,000
Additional paid in capital	63,467,0564	50,707,103
Accumulated deficit	(74,164,213)	(53,983,895)
Total stockholders' deficit	(10,609,201)	(3,134,105)

Total liabilities and stockholders' deficit	$1,143,722	$1,919,782

See the accompanying notes to these audited condensed consolidated financial statements

F-2

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2019 and 2018
(AUDITED)

	2019	2018
REVENUES:
Sales	$673,919	$240,452
Related party Sales	21,157	11,683
Total Revenues	695,076	252,135

Cost of sales	248,556	81,250

Gross Profit	446,520	170,885

OPERATING EXPENSES:
Selling, general and administrative expenses	6,910,039	3,980,493
Depreciation	7,299	5,341
Total operating expenses	6,917,338	3,985,834

Net loss from operations	(6,470,818)	(3,814,949)

OTHER INCOME (EXPENSES):
Interest expense, net	(4,682,247)	(6,828,939)
Legal contingency expense	(1,497,674)	(1,682,870)
Impairment of Joint Ventures	(478,400)	(933,195)
Loss on equity investment	(13,842)	(90,859)
Loss on debt modification	—	(1,343,161)
loss on disposition of investment	(389,664)	—
(Loss) Gain on change in fair value of derivative liabilities	(2,123,570)	1,443,249
Gain on cancellation of debt	—	1,500,000
Unrealized (Loss) Gain on trading securities	(677,584)	560,000
Loss on sales of trading securities	(75,545)	—
(Loss) Gain on settlement of debt	(3,770,974)	94,933
Total other income (expense)	(13,709,500)	(7,280,842)

Net loss before income taxes	(20,180,318)	(11,095,791)

Income taxes (benefit)	—	—

NET INCOME (LOSS)	$(20,180,318)	$(11,095,791)

Loss per common share, basic and diluted	$(0.41)	$(0.29)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	48,669,683	37,924,703

See the accompanying notes to these audited condensed consolidated financial statements

F-3

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018 (AUDITED)

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Common Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2017	10,000,000	$10,000	—	$—	35,057,733	$35,058	—	$—	$—	$32,525,294	$(42,888,104)	$(10,317,752)
Common stock issued for services rendered	—	—			516,680	517	—	—	—	717,583		718,100
Common stock issued in settlement of convertible notes payable and accrued interest					2,465,463	2,465	—	—	—	12,350,703	—	12,353,168
Additional paid-in capital due to issuance of convertible debt										2,010,426		2,010,426
Common stock issued in settlement of related party and accrued compensation					1,340,471	1,340		—		802,939		804,279
Common stock issued in exchange for exercise of warrants on a cashless basis		—			2,034,112	2,034	—	—		(2,034)	—	—
Common stock issued in settlement of legal case					961,280	961				1,700,505		1,701,466
Sale of common stock					311,561	312				151,688		152,000
Proceeds from common stock subscriptions							316,693	90,000				90,000
Stock based compensation		—					—	—		450,000	—	450,000
Net Loss		—			—	—	—	—	—	—	(11,095,791)	(11,095,791)
Balance, December 31, 2018	10,000,000	$10,000	$—	$—	42,687,301	$42,687	316,693	$90,000	$—	$50,707,104	$(53,983,895)	$(3,134,104)

Common stock issued to settle amounts previously accrued					141,669	142				$26,975		193,800
Common stock issued for services rendered	—	—			18,510,381	18,510	—	—	—	3,370,264		3,293,688
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			9,251,217	9,251				3,832,638	—	5,424,736
Issuance of warrants and BCF with convertible debt	—	—			1,000,000	1,000	—	—		855,717		856,717
Conversion of related party notes payable					1,220,856	1,221	954			1,181,194		1,182,415
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			1,653,175	1,653			—	(1,653)	—	—
Issuance of common shares					316,693	317	(316,693)	(90,000)		89,683		—
Sale of common stock	—	—			222,221	222	27,778	28		64,778	—	90,000
Common shares issued in settlement of legal case					2,082,398	2,083				539,341		541,424
Common shares cancelled by officer					(1,349,877)	(1,350)				1,350		—
Issuance of common stock for investments in joint ventures					2,222,047	2,222				1,216,818		1,219,040
Reclassification of derivative liabilities to additional paid-in capital	—	—								1,582,845	—	1,582,845

Net Loss	—	—	—	—	—	—	—	—	—	—	(20,180,318)	(20,180,318)
Balance, December 31, 2019	10,000,000	$10,000	10,000,000	$—	77,958,081	$77,958	0	$0	$—	$63,467,054	$(74,164,213)	$(10,609,201)

See the accompanying notes to these audited condensed consolidated financial statements

F-4

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(AUDITED)
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(20,180,318)	$(11,095,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss(gain) in fair value of trading securities	677,584	(560,000)
Loss on sale of trading securities	105,013	—
Bad debt expense	15,000	1,559
Depreciation and amortization	7,299	1,151,890
Loss on equity investment	—	90,859
Share-based compensation	3,222,092	—
Amortization of debt discount	2,906,843	—
Impairment loss on equity method investee	286,127	—
Impairment loss on joint ventures	720,921	933,195
Value of common stock issued for services	—	737,305
Value of vested options issued for services	—	(245,001)
Loss(gain) on settlement of debt	3,770,974	(1,594,933)
Loss(gain) on change in fair value of derivative liability	2,123,570	(1,443,249)
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	1,374,078	6,885,654
Imputed interest on stock-settled debt	147,115	—
Changes in operating assets and liabilities:	—
Accounts receivable	13,059	(43,073)
Inventories	37,814	(23,269)
Prepaid expenses and other current assets	57,799
Accounts payable	171,629	394,003
Accrued expenses and other current liabilities	(92,741)	649,316
Right-of-use assets	(22,101)	-
Right-of-use liabilities	22,219	-
Accrued liabilities	322,068	99,316
Contingency liability	1,497,674	1,676,870
Net cash provided by (used in) operating activities	(2,816,282)	(2,385,349)

Cash flows from investing activities:
Purchases of property and equipment	(2,381)	(682,255)
Investment in joint ventures	(223,788)	(4,203)
Net cash provided by (used in) investing activities	(226,169)	(686,458)

Cash flows from financing activities:
Proceeds from stock sold for cash	90,000	421,237
Proceeds from issuance of notes payable	2,802,500	2,541,470
Proceeds from sale of cashless warrant	45,000	—
Repayments to related parties	(42,861)	218,846
Net cash provided by (used in) financing activities	2,894,639	3,181,553

Net increase (decrease) in cash	(147,812)	109,746

Cash at beginning of period	359,577	249,831

Cash at end of period	$211,765	$359,577

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash financing activities:
Common stock issued in settlement of related party notes payable	$462,714	$804,279
Common stock issued in settlement of convertible notes payable	$3,016,750	$12,166,976
Investment in joint venture	$2,650,000	$—
Reclassification of derivative liabilities to additional paid-in capital	$1,582,845	$—

See the accompanying notes to these audited condensed consolidated financial statements

F-5

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 23, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand. H Smart, Inc. is also registered with the California Secretary of State as a foreign corporation.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

On May 23, 2018, the Company formed H Smart, LLC in Washington State. On January 21, 2019, the Company converted this entity into a Washington State corporation named H Smart, Inc.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., H Smart, LLC, Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the year ended December 31, 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

F-6

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the year ended December 31, 2019, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon receipt of the customer’s acceptance of our offer; our concurrent receipt of our customers payment; and, our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of hempSMART™ product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

F-7

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2019 and 2018.

Product Sales

Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the years ended 2019 and 2018. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

F-8

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2019, and 2018, allowance for doubtful accounts was $0 and $0, respectively.

F-9

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments including stock, stock options and restricted stock awards based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. For non-employees, share-based compensation awards are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Stock and restricted stock and option awards are based on the closing price of the stock underlying the awards on the grant date. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of December 31, 2019, and 2018, the number of outstanding stock options to purchase shares of common stock was 0 and 0 shares, respectively. 0 and 0 shares were vested as of December 31, 2019 and 2018, respectively.

On February 27, 2019, Charles Larsen and Donald Steinberg agreed to cancel all previously issued stock options to purchase an aggregate of 1,000,000,000 common shares.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of December 31, 2019 and 2018 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2019	(1)	2018
Convertible notes payable	137,219,847		137,219,847
Options to purchase common stock(1)	0	(1)	0	(1)
Warrants to purchase common stock	110,846,817		110,846,817
Total	248,066,664		248,066,664

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 1,000,000,000 shares at an average exercise price of $0.0005 per share, representing 100% of all previously issued options.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

F-10

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $540,474 and $569,832 for the year ended December 31, 2019 and 2018, respectively, as advertising costs.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

F-11

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2019, and 2018, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Adoption of Accounting Standards

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company has determined that the adoption of ASU-2014-09 will not have a material impact on its financial statements.

COVID-19 Impacts on Accounting Policies and Estimates

COVID-19 Impacts on Accounting Policies and Estimates In light of the currently unknown ultimate duration and severity of COVID-19, we face a greater degree of uncertainty than normal in making the judgments and estimates needed to apply our significant accounting policies. As COVID-19 continues to develop, we may make changes to these estimates and judgments over time, which could result in meaningful impacts to our financial statements in future periods.

As previously reported on Form 8-K filed on March 30, 2020, the Company was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 by the original deadline of March 30, 2020, due to circumstances related to COVID-19 pandemic, specifically: (i) the Southern California area, including the location of the Company’s corporate headquarters, was at one of the epicenters of the coronavirus outbreaks in the United States and the Governor of California had ordered all residents to stay at home excepting only essential travel; and (ii) historically, the Company has relied on vendors in China to manufacture certain of its principal products. The outbreak of COVID-19 caused different levels of delay in operations of the Company, vendors, customers and professional service providers. As a result, the Company’s books and records were not easily accessible from our Chinese manufacturer of our products, resulting in a delay in the preparation, audit and completion of the Company’s financial statements for the Annual Report.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

F-12

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2019, the Company incurred net losses of $20,180,318 and used cash in operations of $2,816,282. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds in 2019 and 2018 has been from funds generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since its inception, but expects these conditions to improve in 2020 and beyond as it develops its business model. The Company has stockholders' deficiencies at December 31, 2019 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2019 and 2018 is summarized as follows:

	2019	2018
Computer equipment	$16,358	$15,207
Furniture and fixtures	5,140	5,140
Subtotal	21,498	20,347
Less accumulated depreciation	(13,986)	(7,917)
Property and equipment, net	$7,512	$12,430

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $7,299 and $5,341 for the year ended December 31, 2019 and 2018.

NOTE 4 – INVESTMENTS

MoneyTrac

On March 13, 2017, the Company entered into a stock purchase agreement to acquire up to 15,000,000 common shares of MoneyTrac Technology, Inc., a corporation organized and operating under the laws of the state of California, for a total purchase price of $250,000 representing approximately 15% ownership at the time of the agreement. As of December 31, 2017, the Company had acquired 15,000,000 common shares for $250,000 representing approximately 15% ownership. In connection with the investment, Donald Steinberg, the Company’s President and Chief Executive Officer and Director, was appointed as a board member to MoneyTrac.

The Company accounts for its investment in MoneyTrac Technology, Inc. at estimated market fair value using the market price for the publicly traded shares under the ticker symbol “PSYC” as listed on OTC Markets as an indicator of fair market value. MoneyTrac Technologies changed its name to Global Trac Solutions Inc. on April 13, 2020. As of December 31, 2019, the balance of this investment was $27,403 with 869,919 shares and was classified as a short-term investment for the period ended December 31, 2019.

F-13

Benihemp

On June 16, 2017, the Company entered into a Loan Agreement (“Agreement”) with Conveniant Hemp Mart, LLC (“Benihemp”), a limited liability company formed and operating under the laws of the State of Wyoming. Pursuant to the Agreement, Benihemp executed a promissory note for a principal loan amount of $50,000, accruing interest at the rate of 4% per annum and payable in one year, subject to one-time six- month repayment extension. The Agreement also provided that the Company shall have the option to waive repayment of the note and pay Benihemp an additional $50,000 payment in exchange for a 25% membership interest in Benihemp’s limited liability company. On May 1, 2019, the Company and Conveniant agreed to cancel the Company’s 25% interest in Conveniant. Conveniant issued to the Company a credit memo equal to the Company’s $100,000 investment, The Company determined that as of September 30, 2019, approximately $41,000 of this credit was impaired.

Global Hemp Group Joint Ventures

We currently have one ongoing joint venture with Global Hemp Group, Inc., a Canadian corporation – the Scio, Oregon Joint Venture. As of September 30, 2019, we withdrew and fully impaired the Joint Venture with Global Hemp Group referred to as the “New Brunswick” joint venture, because the research project failed to finalize the research studies and render any tangible revenue to us. The decision to impair this joint venture did not have a material impact on our reported operations, revenues or gross profits for the fiscal year ended December 31, 2019. This joint venture was a related party transaction in that Global Hemp Group’s director and CEO, Charles Larsen, is an owner of our common stock, and a former director of the Company. Further, our former President and Chief Executive Officer Donald Steinberg is a shareholder in Global Hemp Group. What follows are summaries of both Global Hemp Group Joint Ventures in 2019.

New Brunswick Canada

On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada.The joint venture’s goal is to develop a “Hemp Agro-Industrial Zone”, a concept that promotes and engages farmers, processors and manufacturers to collaboratively produce and process 100% of the hemp plant into a number of wholesale materials that can be manufactured into healthy and sustainable products. The “HAIZ” will be surrounded by hemp production thereby minimizing the cost of expensive transportation to distant processing facilities. The “Hemp Agro-Industrial Zone” has a goal of producing social and environmental benefits to the communities where they operate. These zones are envisioned to prospectively create jobs for farmers, foster rural development, provide the opportunity to develop more sustainable products of superior quality and help support Global Hemp Group’s commitment to creating a carbon free economy. The first phase of the project involved lab testing in support of the trials. The Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick (“CCNB”) intends to assist Global Hemp Group in research on its ongoing industrial hemp trials in the region, and to perform laboratory tests in support of these trials. These tests will provide information to validate agronomic and key yield data in preparation of a large-scale industrial development project that will involve processing of the full plant: grain, straw, flowers and leaves, scheduled to begin in 2018. The results of these tests will also be used in discussions with farmers of the region to refine a hemp-based farming model, and to mobilize additional farmers for the next growing season. Our participation included providing one-half, or $10,775 of the funding for the phase one work. On January 10, 2018, phase-one was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The objective of phase one was to re-introduce hemp into the area and ensure that it could be productive under New Brunswick growing conditions prior to significantly increasing cultivation acreage and building a hemp processing facility in the region, in future phases of the project. As a result of our participation in the joint venture, we will share in the ownership of research and development of hemp and CBD related studies produced by the New Brunswick Project, and, in the event Canadian laws governing the growing, harvesting, manufacturing and production of products containing hemp and CBD change (as expected, but not guaranteed) in 2018, we would benefit from possible preferred pricing and terms for the purchase of hemp and CBD that would enable us to further conduct its business and research and development into hemp and CBD products. Our New Brunswick joint venture with Global Hemp Group, Inc. is a related party transaction insofar as its director, Charles Larsen, is a former director of the Company.

F-14

The Company’s costs incurred by the Company’s interest was $0 and $10,775 for the years ended December 31, 2019 and 2018 and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, the balance of the New Brunswick JV investment reported on the balance sheet for the year ended December 31, 2019 was $0 as a result of the investment being deemed fully impaired and the Company withdrawing from the joint venture as of September 30, 2019. (See Item 1, Business; Principal Products and their Markets; Joint Ventures and Investments).

Global Hemp Group JV – Scio Oregon

Global Hemp Group Joint Venture/Scio Oregon Hemp Project; On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000.

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 to 2,000 lbs. for sample offers to extraction companies. The biomass is being processed into CBD crude oil with the option to refine it further into isolate, or full spectrum oil, in order to increase its value on the market. Our joint venture with Global Hemp Group regarding the Scio Oregon project is a related party transaction insofar as its director, Charles Larsen, is a former director of the Company.

The Company and Global Hemp Group, Inc. now have an equal 50% - 50% interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company complied with its payment obligations.

As of December 31, 2019, the combined balance of the Covered Bridge (SCIO) investment and related 41389 Farm investment was $0 as the investment was written off as a loss for the period ended December 31, 2019. The debt obligation related to this JV of $262,414 was also written off to $0 as of the year ended December 31, 2019.

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

F-15

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville's agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

F-16

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

GateC Joint Venture

On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 for the year ended December 31, 2018.

F-17

The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF DECEMBER 31, 2019

	INVESTMENTS								SHORT-TERM INVESTMENTS
		Global					Natural		TOTAL
	TOTAL	Hemp			Bougainville	Gate C	Plant		Short-Term
	INVESTMENTS	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Vivabuds	Investments	MoneyTrac
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0			$0	$0
Investments made during 2017	3,049,275	10,775	100,000	250,000	1,188,500	1,500,000			0	0

Quarter 03-31-17 equity method Loss	0								0

Quarter 06-30-17 equity method Loss	0								0

Quarter 09-30-17 equity method Loss	(375,000)				(375,000)				0

Quarter 12-31-17 equity method accounting	313,702				313,702				0

Impairment of Investment in 2017	(2,292,500)	0			(792,500)	(1,500,000)			0	0
Balances as of 12/31/17	695,477	10,775	100,000	250,000	334,702	0	0	0	0	0

Investments made during 2018	986,654	986,654							0

Quarter 03-31-18 equity method Loss	(37,673)				(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)				(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)		(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)	0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)			(250,000)					250,000	250,000

Unrealized gains on trading securities - 2018	0								560,000	560,000

Impairment of investment in 2018	(933,195)	(557,631)	(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$810,000	$810,000

Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19									(135,000)	$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$675,000	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646					$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$(141,870)					$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0								(150,000)	$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$525,000

Investments made during quarter ended 09-30-19	$186,263							$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789					$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19									$(41,667)	$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0								(362,625)	($362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$120,708

Investments made during quarter ended 12-31-19	$392,226	$262,414						$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	($(75,220)					$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285						$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)					$(2,306,085)	$0
Loss on disposition of investment	$(389,664)							(389,664)
Sale of trading securities during quarter ended 12-31-19	$0								$(17,760)	$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0								(75,545)	$(75,545)
Balance @12-31-19	$693,915	$(0)	$0	$0	$0	$0	$693,915	$0	$27,403	$27,403

F-18

The following table indicates the amount of debt the Company recorded quarter to quarter as a result of its joint venture investments:

Loan Payable
		Global					Natural			General
	TOTAL	Hemp			Bougainville	Gate C	Plant	Robert L		Operating
	JV Debt	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Hymers III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425

Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	649,575	649,575
Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)

Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$(161,220)					$(349,650)			$(1,062,101)

Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)

Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)

Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243

F-19

	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Longterm debt	0	0	0	0	0	172,856
Total Debt balance	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

NOTE 5 – CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2019 and 2018, the Company issued an aggregate of 9,251,217 and 2,465,463 shares of its common stock in settlement of the issued convertible notes payable and accrued interest.

For the years ended December 31, 2019 and 2018, the Company recorded amortization of debt discounts of $2,906,843 and $732,463, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	2019	2018
Convertible note payable – John Fife – last due October 27, 2018	$—	$150,959
Convertible note payable – Power Up Lending Group	$294.000	$0
Convertible note payable – Crown Bridge Partners	$110,000	$0
Convertible note payable – Odyssey Funding LLC	$250,000	$0
Convertible note payable – Paladin Advisors LLC	$75,000	$0
Convertible note payable- GS Capital Partners LLC	$173,000	$0
Convertible note payable – Natural Plant Extract	$56,085	$0
Convertible note payable – Robert Hymers III	$96,553	$0
Convertible notes payable-St George-due Dec 31,2019	$2,947,890	$1,877,889
Total	$4,002,528	$2,028,848
Less debt discounts	$(808,980)	$(896,180)
Net	$3,193,548	$1,132,668
Less current portion	$(3,193,548)	$(1,132,668)
Long term portion	$—	$—

Convertible notes payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending (“Power Up”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $12,000. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 61% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $169,202 is being amortized to interest expense over the respective terms of the notes.

F-20

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2019, the Company owed an aggregate of $294,000 of principal and $12,514 of accrued interest on these convertible promissory notes.

Convertible notes payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $22,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 60% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $88,674 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2019, the Company owed an aggregate of $110,000 of principal and $2,138 of accrued interest on these convertible promissory notes.

Convertible notes payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes bear interest at 12% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $12,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 55% the average of the two lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC market exchange which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC "Chill" on its shares, the conversion price shall be decreased to 45% instead of 55% while that "Chill" is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days' prior written notice by the Investor)

F-21

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $207,650 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $250,000 of principal and $5,096 of accrued interest on these convertible promissory notes.

Convertible notes payable-Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes bear interest at 8% per anum,and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a forty-five percent (45%) discount to the lowest closing bid of the previous ten (10) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. For the purposes of this Section 4(a), a conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $46,721 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $75,000 of principal and $0 of accrued interest on these convertible promissory notes.

Convertible notes payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $15,000.

The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 30 Broad Street, Suite 1201, New York, NY 10004, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.

F-22

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $166,193 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $173,000 of principal and $569 of accrued interest on these convertible promissory notes.

Convertible notes payable-St George Investments

Effective November 1, 2017, the Company issued a secured convertible promissory note in aggregate of $601,420 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount (“OID”) of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of OID and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. Effective December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $1,655,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount (“OID”) of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued 1,100,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into 394,460 shares of common stock.

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During the nine months ended September 30, 2019, $550,000 of principal, $122,694 of accrued interest and $441,394 of derivative liabilities valued as of the respective conversion dates were converted into 1,710,897 shares of common stock, resulting in a gain on debt settlement of $21,586. As of September 30, 2019, the Company owed $0 of principal and $0 of accrued interest on this convertible promissory note. Although this note was in default until it was repaid, the lender did not enforce the default interest rate.

Effective August 28, 2018, the Company issued a secured convertible promissory note in aggregate of $1,128,518 (includes overfunding of $23,518) to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on June 30, 2019 and includes an original issue discount (“OID”) of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2019, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive, the Company issued 750,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. As of the aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

During the nine months ended September 30, 2019, $1,000,859 of principal and $840,299 of derivative liabilities valued as of the respective conversion dates were converted into 4,475,543 shares of common stock, resulting in a loss on debt settlement of $612,034. As of September 30, 2019, the Company owed $828,518 of principal and $28,138 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate.

Effective January 29, 2019, the Company issued a secured convertible promissory note in aggregate of $2,205,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on December 5, 2019 and includes an original issue discount (“OID”) of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in eight tranches totaling $1,406,482 resulting in aggregate net proceeds of $1,276,482 under this note. As an investment incentive, the Company issued 1,500,000 5-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

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The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

Effective March 25, 2019, the Company issued a secured convertible promissory note in the amount of $580,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on January 24, 2020 and includes an original issue discount (“OID”) of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000 under this note. As an investment incentive, the Company issued 375,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company. As of December 31, 2019, the Company owed $2,947,890 of principal and $314,547 of accrued interest on this convertible promissory note.

Convertible notes payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552.70 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes bear interest at 10% per anum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a fifty percent (50%) discount to the lowest closing bid of the previous fifteen (15) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. A conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

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The aggregate debt discount of $92,332 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $96,552.70 of principal and $212 of accrued interest on these convertible promissory notes. The derivative liability at December 31, 2019 associated with this convertible note was $158,307.

Convertible notes payable – Natural Plant Extract

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing.

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Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At December 31, 2018, the Company determined the aggregate fair values of $2,256,631 of embedded derivatives. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 112.98% to 240.62%, (3) weighted average risk-free interest rate of

1.59% to 2.56%, (4) expected life of 0.083 to 1 year, and (5) estimated fair value of the Company's common stock from $0.0203 per share.

For the year ended December 31, 2019, the Company recorded a loss on the change in fair value of derivative liabilities of $2,123,570, while for the year ended December 31, 2018, the Company recorded a gain on the change in fair value of derivative liabilities of $1,443,249. For the years ended December 31, 2019 and 2018, the Company recorded amortization of debt discounts of $2,906,843 and $1,146,549, respectively, as a charge to interest expense, respectively.

NOTE 6 – DERIVATIVE LIABILITIES

As described in Notes 4 and 7, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

If an embedded conversion option in a convertible debt instrument no longer meets the bifurcation criteria in this Subtopic, an issuer shall account for the previously bifurcated conversion option by reclassifying the carrying amount of the liability for the conversion option (that is, its fair value on the date of reclassification) to shareholders' equity. Any debt discount recognized when the conversion option was bifurcated from the convertible debt instrument shall continue to be amortized.

NOTE 7 – STOCKHOLDERS’ DEFICIT

 Preferred stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock as of December 31, 2019 and December 31, 2018. As of December 31, 2019, and 2018, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock as of December 31, 2019 and 2018. As of December 31, 2019, and 2018, the Company had 77,958,081 and 42,687,301, respectively, common shares issued and outstanding.

On September 3, 2019, the Company completed a 1 for 60 reverse stock-split of its common stock.

In 2019, the Company issued an aggregate of 141,669 shares of its common stock in settled amounts previously accrued with an estimated fair value of $193,800

In 2019, the Company issued an aggregate of 18,510,381 shares of its common stock for services rendered with an estimated fair value of $3,293,688.

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In 2019, the Company issued an aggregate of 9,251,217 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $3,388,774.

In 2019, the Company issued an aggregate of 1,000,000 shares of its common stock in issuance of warrants and BCF with convertible debt with an estimated fair value of $856,717.

In 2019, the Company issued an aggregate of 1,220,856 shares of its common stock in conversion of related party notes payable with an estimated fair value of $1,182,415.

In 2019, the Company issued an aggregate of 1,653,175 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2019, the Company sold shares 222,221 shares of its common stock with an estimated value of $65,000.

In 2019, the Company issued an aggregate of 2,082,398 common shares in settlement of a legal cases with an estimated fair value of $541,424.

In 2019, the Company issued an aggregate of 2,222,047 common shares in settlement of a for investments in joint ventures with an estimated fair value of $1,219,040.

During the year ended December 31, 2018, the Company issued an aggregate of 31,000,794 shares of its common stock for services rendered with an estimated fair value of $718,099.

During the year ended December 31, 2018, the Company sold an aggregate of 18,693,636 shares of its common stock for net proceeds of $152,000.

During the year ended December 31, 2018, the Company issued an aggregate of 80,428,246 shares of its common stock in settlement of $804,279 related party notes payable and accrued interest.

During the year ended December 31, 2018, the Company issued 147,927,794 shares of its common stock in part settlement of $5,466,333 convertible notes payable, accrued interest and penalties.

During the year ended December 31, 2018, the Company issued 57,676,810 shares of its common stock in settlement of a legal case at a cost of $1,701,466.

During the year ended December 31, 2018, the company issued 122,046,796 shares of its common stock in exchange for exercise of warrants on a cashless basis.

During the year ended December 31, 2018, the company received proceeds from common stock subscriptions for $90,000.

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Binomial Option Pricing Model with a volatility figure derived from using the Company’s historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

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In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The following table summarizes the stock option activity for the years ended December 31, 2019 and 2018:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	16,666,667	$0.30	7.76	$15,400,000
Granted	-
Forfeitures or expirations	-
Outstanding at December 31, 2018	16,666,667	$0.30	6.76	$15,296,667
Granted	-
Forfeitures or expirations	(16,666,667)	0.30
Outstanding at December 31, 2019	0(1)	$-	-	-
Exercisable at December 31, 2019	0(1)	$-	-	$-

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued option.

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0 and $1.22 as of December 31, 2019 and 2018, respectively, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2019(1):

Options Outstanding(1)		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$-	-	-	-

The stock-based compensation expense related to option grants was $0 and $450,000 during the years ended December 31, 2019 and 2018, respectively.

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued options.

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Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2019:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	186,550	$2.40		$1,873,492
Granted	1,827,564	2.34
Forfeitures or expirations	(166,667)	$1.50-
Outstanding at December 31, 2018	1,847,447
Granted	2,370,298	1.98
Exercised	(192,521)	1.78
Forfeitures or expirations	(14,113)	1.80
Outstanding at December 31, 2019	4,011,111	$2.15	3.60	$-
Exercisable at December 31, 2019	4,011,111	$2.15	3.60	$-

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.07 and $1.22 as of December 31, 2019 and 2018, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

The following table presents information related to warrants at December 31, 2019:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Warrants	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$0.01 - $1.00	484,187	2.70	484,187
$1.01 - $2.00	27,778	2.50	27,778
$2.01 - $3.00	3,499,146	3.74	3,499,146

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 2,370,298 warrants to purchase the Company’s common stock from $0.26 to $2.40, vesting immediately and expiring 5 years from the date of issuance. (See Note 7)

NOTE 8 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

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Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2019, and 2018, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2019, and 2018, the Company did not have any derivative instruments that were designated as hedges.

The combined derivative and warrant liability as of December 31, 2019 and 2018, in the amounts of $5,222,186 and $2,256,631, respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended December 31, 2019:

The derivative liabilities as of December 31, 2019 and 2018, in the amount of $5,693,071 and $2,256,631, respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2019:

Debt Derivative
Balance, December 31, 2018	$2,256,631
Increase resulting from initial issuances of additional convertible notes payable	2,895,717
Decreases resulting from conversion or payoff of convertible notes payable	(1,582,847)
Mark-to-market at December 31, 2019	2,123,570
Balance, December 31, 2019	$5,693,071

Net change in fair value included in earnings related to derivative liabilities during the year ended December 31, 2019	$2,123,570

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2019, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2019, and 2018, there were no related party advances outstanding.

As of December 31, 2019, and 2018, accrued compensation due officers and executives included as accrued compensation was $4,875 and $454,316, respectively.

For the years ended December 31, 2019 and 2018, the Company had sales to related parties of $21,157 and $11,683, respectively.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Employment contracts

 On February 3, 2020, we entered into an executive employment agreement with Jesus Quintero, our CEO and CFO providing for gross salary of $15,000 monthly, consisting of $12,000 in cash and $3,000 worth of our common stock valued on the closing price of our common stock on the last trading day of each month.

On February 28, 2020, the Company entered into executive contracts with its directors Edward Manolos and Themistocles Psomiadis . The agreements are for a term lasting from the effective date until the earlier of the date of the next annual or special stockholders meeting called for the purposes of electing directors, and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Mr. Psomiadis and Mr. Manolos’s 2020 contracts provide for payments of $5,000 quarterly.

Operating lease

On July 1, 2019, the Company entered into a lease extension agreement, whereby the Company leased for office space in Escondido, California, commencing June 30, 2020 and expiring on June 30, 2021 at a base monthly lease rate of $1,308.88 per month through June 30, 2020, and $1,348.14 to June 30, 2021.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

On July 1, 2019, the Company entered into a lease extension agreement for its single operating lease, whereby the Company extended its office lease Escondido, California,  in for two year. The extension period commenced on June 30, 2020 and will expire on June 30, 2021 at a base monthly lease rate of $1,308.88 per month through June 30, 2020, and $1,348.14 to June 30, 2021.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 10% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $22,101 and operating lease liabilities of $22,219 as of December 31, 2019. Operating lease expense for the year ended December 31, 2019 was $30,048.76. The Company had cash used in operating activities related to leases of $29,930.76 during the year ended December 31, 2019. The lease has a remaining term of eighteen months.

The following table provides the maturities of lease liabilities at December 31, 2019:

Maturity of Lease Liabilities at December 31, 2019
2020	$15,942
2021	8,089
2021 and thereafter	-
-
Total future undiscounted lease payments	24,031
Less: Interest	(1,812)
Present value of lease liabilities	$22,219

Minimum lease payments under the Company’s operating lease under ASC 840 as of for 2020 and 2021 are $15,942 and $8,089, respectively.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

F-31

Bougainville Ventures

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

Background. On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor to sub-divide the property, so that the appropriate portion could be deeded to the joint venture. Although Bougainville represented it would pay the delinquent taxes, it has not. To date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company also offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville in good faith to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

Company Determines to File Suit. On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation. Trial is set for January 26-28, 2021.

F-32

Caren Glasser

On March 2, 2020, Caren Glasser filed a request for arbitration against the Company alleging non-payment for past due compensation. The case was filed in the in the American Arbitration Association under Case no. 01-20-0000-6290. The Company and Ms. Glasser agreed to settle her dispute on May 7, 2020. The settlement agreement obligates the Company to pay Ms. Glasser $24,000 thirty days of Ms. Glasser’s review and execution, consistent with the Older Workers Benefit Protection Act (29 U.S.C. § 626(f).

NOTE 11 – INCOME TAXES

At December 31, 2019, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $74,164,213, expiring in the year 2038, that may be used to offset future taxable income, but could be limited under Section 382. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. We file income tax returns in the U.S. and in the state of California and Utah with varying statutes of limitations.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2016.

The Company’s deferred taxes as of December 31, 2019 and 2018 consist of the following:

	2019	2018
Non-Current deferred tax asset:
Net operating loss carry-forwards	$74,164,213	$53,983,895
Valuation allowance	(74,164,213)	(53,983,895)
Net non-current deferred tax asset	$—	$—

F-33

NOTE 12 – SUBSEQUENT EVENTS

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing. As of the date of this filing, there is no pending legal action by NPE against us for these matters.

On February 3, 2020, the Company entered into an executive employment agreement with Jesus Quintero, our CEO and CFO providing for a gross salary of $15,000 monthly, consisting of $12,000 in cash and $3,000 worth of our common stock valued on the closing price of our common stock on the last trading day of each month.

On February 28, 2020, Themistocles Psomiadis was appointed as an independent member to the board of directors.

F-34

On February 28, 2020, the Company entered into executive contracts with its directors Edward Manolos and Themistocles Psomiadis. The agreements are for a term lasting from the effective date until the earlier of the date of the next annual or special stockholders meeting called for the purposes of electing directors, and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Mr. Psomiadis and Mr. Manolos’s 2020 contracts provide for payments of $5,000 quarterly.’

On March 30, 2019, Robert Coale resigned as a member of the board of directors.

F-35

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept 30, 2020	Dec 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$149,477	$211,765
Short-term Investments	130,060	27,403
Accounts receivable, net	8,563	18,317
Inventory	145,523	149,175
Prepaid Insurance	66,131	—
Investment receivable	54,940	—
Notes receivable	75,000	—
Other current assets	22,508	11,034
Total current assets	652,202	417,694

Property and equipment, net	3,028	7,512

Other assets:
Long-term Investments	1,343,915	693,915
Right-of-use-assets	11,642	22,101
Security deposit	2,500	2,500

Total assets	2,013,287	1,143,722

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	696,010	797,789
Accrued compensation	125,738	4,875
Accrued liabilities	522,014	522,258
Notes payable, related parties	40,000	40,000
Loans payable PPP Stimulus	35,500	—
Convertible notes payable, net of debt discount of $334,980 and $808,980, respectively	2,181,571	3,193,548
Right-of-use liabilities - current portion	3,784	14,361
Warrant liability to be settled	—	192,115
Contingency Liability	—	956,251
Subscriptions payable	650,000	330,797
Derivative liability	3,426,888	5,693,071
Total current liabilities	7,681,505	11,745,065

Non-Current Liabilities
Right-of-use liabilities	7,858	7,858

Total liabilities	7,689,363	11,752,923

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 1,913,880,887 and 77,958,081 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1,913,881	77,958
Common stock to be issued, 1,000,000 and 0 shares, respectively	1,000	—
Additional paid in capital	70,740,648	63,467,054
Accumulated deficit	(78,341,604)	(74,164,213)
Total stockholders' deficit	(5,676,075)	(10,609,201)

Total liabilities and stockholders' deficit	$2,013,287	$1,143,722

See the accompanying notes to these unaudited condensed consolidated financial statements

F-36

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 and 2019

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
REVENUES:
Sales	$49,933	$225,356	$206,407	$540,398
Related party Sales	3,262	4,015	11,565	12,363
Total Revenues	53,195	229,371	217,972	552,761

Cost of sales	37,170	90,843	110,563	159,859

Gross Profit	16,025	138,528	107,409	392,902

OPERATING EXPENSES:
Depreciation	1,374	1,696	4,702	5,087
Selling and marketing	125,942	376,342	326,608	1,462,104
Payroll and related	62,000	90,000	258,842	310,000
Stock-based compensation	123,000	—	665,767	100,350
General and administrative	294,921	295,113	710,094	1,353,757
Total operating expenses	607,237	763,151	1,966,013	3,231,298

Net loss from operations	(591,212)	(624,623)	(1,858,604)	(2,838,396)

OTHER INCOME (EXPENSES):
Interest expense, net	(688,090)	(1,559,720)	(2,460,185)	(3,001,972)
Legal Contingency expense	—	(1,497,674)	—	(1,497,674)
Gain (Loss) on joint venture	238,296	—	(22,658)	—
Gain (Loss) on equity investment	240,198	122,864	106,305	(107,961)
Loss on change in fair value of derivative liabilities	(1,454,903)	(1,668,112)	(312,631)	(2,148,262)
Unrealized Loss on trading securities	—	(362,625)	(13,945)	(647,625)
Loss on sale of trading securities	—	(24,698)	(2,603)	(24,698)
Gain on settlement of joint venture	383,440	—	386,930	—
Loss on settlement of debt	—	(612,034)	—	(612,034)
Total other income (expense)	(1,281,059)	(5,601,999)	(2,318,787)	(8,040,226)

Net loss before income taxes	(1,872,271)	(6,226,622)	(4,177,391)	(10,878,622)

Income taxes (benefit)	0	0	0	0

NET INCOME (LOSS)	$(1,872,271)	$(6,226,622)	$(4,177,391)	($10,878,622)

Loss per common share, basic and diluted	$(0.00)	$(0.13)	$(0.01)	$(0.26)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	1,178,860,134	49,686,994	518,261,567	41,726,239

See the accompanying notes to these unaudited condensed consolidated financial statements

F-37

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS SEPTEMBER 30, 2020 AND 2019  (UNAUDITED)

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Common Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2018	10,000,000	$10,000	—	$—	42,687,301	$42,687	—	$—	$90,000	$50,707,103	$(53,983,895)	$(3,134,105)
Common stock issued for services rendered	—	—	—	—	552,054	552	—	—	—	553,815	—	554,367
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	5,208,063	5,208	—	—	—	3,551,615	—	3,556,823
Reclassification of derivative liabilities to additional paid in capital	—	—	—	—	—	—	—		—	462,714	—	462,714
Conversion of related party notes payable	—	—	—	—	2,394,565	2,395	—	—	—	1,730,119	—	1,732,514
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—	—	—	655,556	656	27,778	28	(40,000)	95,139	—	55,823
Sale of common stock	—	—	—	—	531,699	532	—	—	(50,000)	203,522	—	154,054
Net Loss	—	—	—	—	—	—	—	—	—	—	(10,878,622)	(10,878,622)
Balance, September 30, 2019	10,000,000	$10,000	$—	$—	52,029,238	$52,029	27,778	$28	$—	$57,304,027	$(64,862,517)	$(7,496,433)

F-38

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Common Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,201)
Common stock issued to settle amounts previously accrued	—	—	—	—	8,333	8	—	—	—	6,692	—	6,700
Common stock issued for services rendered	—	—	—	—	156,444,047	156,444	—	—	—	509,323	—	665,767
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	1,469,725,298	1,469,725	—	—	—	1,165,922	—	2,635,647
Conversion of related party notes payable	—	—	—	—	21,384,103	21,384	—	—	—	29,229	—	50,613
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—	—	—	51,054,214	51,054	1,000,000	1,000	—	375,446	—	427,500
Sale of common stock	—	—	—	—	127,012,847	127,013	—	—	—	26,673	—	153,686
Common shares issued in settlement of legal case	—	—	—	—	10,293,843	10,294	—	—	—	1,273,338	—	1,283,632
Reclassification of derivative liabilities to additional paid in capital	—	—	—	—	—	—	—	—	—	3,886,971	—	3,886,971
Net Loss	—	—	—	—	—	—	—	—	—	—	(4,177,391)	(4,177,391)
Balance, September 30, 2020	10,000,000	$10,000	—	$—	1,913,880,766	$1,913,881	1,000,000	$1,000	$—	$70,740,648	$(78,341,604)	$(5,676,075)

See the accompanying notes to these unaudited condensed consolidated financial statements

F-39

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(UNAUDITED)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(4,177,391)	$(10,878,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,373,575	2,172,936
Depreciation and amortization	4,702	5,087
Bad debt expense	—	15,000
Non cash interest	—	1,886,837
Impairment Loss on equity method investee	22,658
(Gain) Loss on equity investment, net of debt settlement	(106,305)	107,961
Loss on change in fair value of derivative liability	312,631	2,148,262
Loss on share inducement and settlement of warrant liability	427,500	—
Stock-based compensation	665,767	100,350
Unrealized Loss on trading securities	13,945	647,625
Realized Loss on trading securities	—	41,667
Gain on settlement of joint venture	(386,930)
Loss on settlement of debt	—	612,034
Changes in operating assets and liabilities:
Accounts receivable	9,754	(31,597)
Inventories	3,652	(17,052)
Prepaid expenses and other current assets	(77,605)	(17,707)
Accounts payable	205,061	206,926
Accrued expenses and other current liabilities	325,883	(348)
Right-of-use assets	10,459	—
Right-of-use liabilities	(10,577)	—
Accrued compensation	120,863	(381,038)
Contingency liability	—	1,497,675
Net cash provided by (used in) operating activities	(1,262,358)	(1,884,004)

Cash flows from investing activities:
Purchases of property and equipment	(1,271)	(2,703)
Investment in joint venture	125,000	(685,049)
Net cash provided by (used in) investing activities	123,729	(687,752)

Cash flows from financing activities:
Proceeds from issuance of notes payable	876,302	2,257,000
Proceeds from PPP loan payable	35,500	—
Proceeds from sales of trading securities	10,854	—
Proceeds from sale of common stock	153,685	—
Net cash provided by (used in) financing activities	1,076,342	2,257,000

Net increase (decrease) in cash	(62,288)	(314,756)

Cash at beginning of period	211,765	359,577

Cash at end of period	$149,477	$44,821

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash transactions:
Common stock issued in settlement of convertible notes payable	$2,635,647	$3,556,823
Common stock issued in settlement of related party notes payable and accrued compensation	$50,613	$1,732,514
Reclassification of derivative liabilities to additional paid-in capital	$3,886,971	$462,714
Investment in joint venture	$—	$2,650,000
Gain on settlement of JV investment	386,930	—
Common shares issued in settlement of legal case	$1,283,632	$—

See the accompanying notes to these unaudited condensed consolidated financial statements

F-40

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 23, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed balance sheet as of December 31, 2019 has been derived from audited financial statements.

Operating results for the three and nine months ended September 30, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for nine months ended September 30, 2020, the Company had a net loss of $4,177,391 and used cash in operations of $1,263,358. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

F-41

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

The Company's primary source of operating funds in 2020 has been from funds generated from proceeds from the issuance of convertible and other debt and issuance of stock through private placements. With the exception of the current quarter, the Company has experienced net losses from operations since inception, but expects these conditions to improve as its business develops. The Company has stockholders' deficiencies at September 30, 2020 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems discussed in this filing. The accompanying statements do not include any adjustments that might result, should the Company be unable to continue as a going concern.

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the year ended December 31, 2018, and for the quarter ended September 30, 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the year ended December 31, 2019, and for the three and nine months ended September 30, 2020, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, and the concurrent delivery of our hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon (i) receipt of the customer’s acceptance of our offer; (ii) our concurrent receipt of our customers payment; and, (iii) our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (i) parties; (ii) quantity and type of hempSMART™ product ordered; (iii) price; and, (iv) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize principal revenue and cash flows as the respective sales contract transactions are completed. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (i) the sales contracts are negotiated as a single package; (ii) the payment amount of one sales contract is dependent upon another sales contract; (iii) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occurs concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties, and/or materially alter the timing of our receipt of revenue from our sales contracts.

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MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts, and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contracts do not have significant financing components, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promises to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when completed, allows us under our revenue recognition policy to realize revenue.

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MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Product Sales

Revenue from product sales, including delivery fees, is recognized when (i) an order is placed by the customer; (ii) the price is fixed and determinable when the order is placed; (iii) the customer is required to and concurrently pays for the product upon order; and, (iv) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (i) our customers exercise discretion in determining the timing of when they place their product order; and, (ii) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the year ended 2019 or the three and nine months ended September 30, 2020. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We will only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

F-44

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of September 30, 2020, and December 31, 2019, allowance for doubtful accounts was $0 and $0, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash.

F-45

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of September 30, 2020 and 2019 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	September 30, 2020	September 30, 2019
Convertible notes payable	5,281,668,086	52,346,160
Options to purchase common stock	—	—
Warrants to purchase common stock	292,054,702	3,602,160
Restricted stock units	—	—
Total	5,573,722,788	55,948,320

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes.

As a smaller reporting company, the company is subject to provisions of Rule 8-03(b)(3) of Regulation S-X which requires the disclosure of certain financial information for equity investees that constitute 20% of more of the Company’s consolidated net income (loss).

F-46

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2020 and December 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes, as they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $59,752 and $104,411 for the three and nine months ended September 30, 2020 and $159,428 and $550,544 for the three and nine months ended September 30, 2019, respectively, as advertising costs.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

F-47

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of September 30, 2020, and 2019, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

The following table represents the Company’s hempSMART business, which is its sole operating segment as of September 30, 2020:

hempSMART
STATEMENT OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Revenues	$53,195	$229,371	$217,972	$552,761
Cost of Sales	37,170	90,843	110,563	159,860
Gross profit	16,025	138,528	107,409	392,901
Expenses
Depreciation expense	1,374	1,696	4,702	5,087
Payroll and related expenses	26,394	—	77,256
General and admin expenses	55,672	137,146	169,707	1,028,401
Selling and marketing	117,978	262,516	294,231	583,180
Total Expenses	201,418	401,358	575,221	1,616,668
Net Loss from Operations	$(185,393)	$(262,830)	$(467,812)	$(1,223,767)

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a lease liability, on a discounted basis, and a right-of-use asset for substantially all leases, as well as additional disclosures regarding leasing arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842), which provides an optional transition method of applying the new lease standard. Topic 842 can be applied using either a modified retrospective approach at the beginning of the earliest period presented, or as permitted by ASU 2018-11, at the beginning of the period in which it is adopted.

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MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

We adopted this standard using a modified retrospective approach on January 1, 2019. The modified retrospective approach includes a number of optional practical expedients relating to the identification and classification of leases that commenced before the adoption date; initial direct costs for leases that commenced before the adoption date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset.

The Company elected the package of practical expedients permitted under ASC 842 allowing it to account for its existing operating lease that commenced before the adoption date as an operating lease under the new guidance without reassessing (i) whether the contract contains a lease; (ii) the classification of the lease; or, (iii) the accounting for indirect costs as defined in ASC 842. The Company negotiated a 2 year extension on its current office lease.

On July 1, 2019, the Company entered into an amendment and extension of its one applicable lease for office space until June 30, 2021. The extension requires the Company to pay monthly rent of $1,308.88 from July 1, 2019 to June 30, 2020; and, $1,348.14 from July 1, 2020 to June 30, 2021. In considering its qualitative disclosure obligations under ASC 842-20-50-3, the Company examined its one lease for office space that has a fixed monthly rent with no variable lease payments. The lease is for an office space with no right of use assets. The lease does not provide for terms and conditions granting residual value guarantees by the Company, or any restrictions or covenants imposed by the lease for dividends or incurring additional financial obligations by the Company. The Company also elected a short-term lease exception policy and an accounting policy to not separate non-lease components from lease components for our facility lease, as we determined our right of use asset to be zero.

Consistent with ASC 842-20-50-4, for the Company's September 30, 2020, quarterly financial statements, the Company calculated its total lease cost based solely on its monthly rent obligation. The Company had no cash flows arising from its lease, no finance lease cost, short term lease cost, or variable lease costs. Our office lease does not produce any sublease income, or any net gain or loss recognized from sale and leaseback transactions. As a result, the Company did not need to segregate amounts between finance and operating leases for cash paid for amounts included in the measurement of lease liabilities, segregated between operating and financing cash flows; supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets; weighted-average calculations for the remaining lease term; or the weighted-average discount rate.

The adoption of this guidance resulted in no significant impact to our results of operations or cash flows.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820).” This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes (Topic 740)”. This standard simplifies the accounting for income taxes. This standard is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted for all entities. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

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MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2020 and December 31, 2019 is summarized as follows:

	September 30, 2020	December 31, 2019
Computer equipment	$15,398	$16,358
Furniture and fixtures	5,140	5,140
Subtotal	20,538	21,498
Less accumulated depreciation	(17,510)	(13,986)
Property and equipment, net	$3,028	$7,512

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $1,374 and $4,702 for the three and nine months ended September 30, 2020; and $1,696 and $5,087 for the three and nine months ended September 30, 2019, respectively.

NOTE 5 – INVESTMENTS

MoneyTrac

We entered into a stock purchase agreement on March 13, 2017 with MoneyTrac Technology, Inc., a California stock corporation (“MoneyTrac”) to purchase a 15% equity position in MoneyTrac. On July 27, 2017, we completed tender of the purchase price of $250,000 pursuant to that stock purchase agreement. On June 12th, 2018, Global Payout, Inc. (“Global”) entered into a reverse triangular merger business combination (the “Merger”) with MoneyTrac and MTrac Tech Corporation, a Nevada corporation and wholly-owned subsidiary of Global (“Merger Sub”), whereby MoneyTrac was successfully merged into Merger Sub, the surviving corporation of the Merger. Thereafter, the separate existence of MoneyTrac ceased, and all rights, privileges, powers and property of MoneyTrac were assumed by Merger Sub. Additionally, Merger Sub assumed all of the financial obligations and liabilities of MoneyTrac, except minute books and stock records of MoneyTrac insofar as they relate solely to its organization and capitalization, and the rights of MoneyTrac arising out of the executed Merger. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the acquisition of MoneyTrac. Pursuant to the terms of the Merger, a conversion of issued MoneyTrac stock was completed whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and extinguished and converted automatically into ten (10) shares of Global common stock. As of the effective date of the Merger, all shares of Global Preferred Stock issued prior to the effective date of the Merger were canceled and extinguished without any conversion thereof. We acquired 150,000,000 Global common shares for our purchase price of $250,000, representing ownership of approximately fifteen percent (15%) of the post-Merger issued and outstanding equity of Global. Global’s name changed in April, 2020 to Global Trac Solutions, Inc. Global’s common stock is traded on the OTC Markets under the symbol “PYSC.” We realized $51,748.17 from the sales of all of our Global securities, and as of September 30, 2020, have no remaining shares. We have a cash balance in the amount of $12,500 held in our brokerage account, a receivable resulting from the proceeds of our sale of our Global shares, that we have not collected.

Benihemp

On July 19, 2017, we agreed to lend $50,000 to Convenient Hemp Mart, LLC (“Benihemp”) based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Benihemp, subject to our payment of an additional $50,000, equaling a total purchase price of $100,000. The Company exercised this option on November 23, 2017 and made payment to Benihemp on November 21, 2017. On May 1, 2019, the Company and Benihemp agreed to cancel the Company’s 25% interest in Benihemp. Benihemp issued to the Company a credit memo equal to the Company’s $100,000 investment. The Company determined that as of December 31, 2019, this credit was impaired and not usable.

F-50

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Global Hemp Group New Brunswick Joint Venture

On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group, Inc., a Canadian corporation (“Global Hemp Group”), in a multi-phase industrial hemp project on the Acadian peninsula New Brunswick, Canada. Our participation included providing one-half, or $10,775, of the funding for the phase one work of the multi-phase industrial hemp project. On January 10, 2018, phase one of the project was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The Company’s project-related costs incurred according to the Company’s interest in the industrial hemp project were $0 and $10,775 for the years ended December 31, 2019 and 2018 respectively and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, and September 30, 2020, the balance of the New Brunswick industrial hemp joint venture investment reported on the balance sheet for the year ended December 31, 2019 was $0 as a result of the investment being deemed fully impaired and the Company withdrawing from the joint venture as of September 30, 2019.

Global Hemp Group Oregon Joint Venture – Scio, OR

On May 8, 2018, the Company, Global Hemp Group, and TTO Enterprises, Ltd., an Oregon corporation (“TTO”) entered into a joint venture agreement. The purpose of the joint venture was to develop an Oregon-licensed industrial hemp project to commercialize the cultivation of industrial hemp biomass on a 109-acre parcel of farmland owned by the Company and Global Hemp Group in Scio, Oregon. The joint venture operated through the Oregon corporation Covered Bridges, Ltd. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group then had equal interests as co-owners of the joint venture. The joint venture agreement committed the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and $34,775 by January 31, 2019. The Company performed these payment obligations pursuant to the joint venture agreement.

The 2018 crop of industrial hemp grown on the joint venture’s farmland consisted of 33 acres of high-yield CBD industrial hemp biomass grown in an orchard-style cultivation method on our farmland. The 33-acre 2018 harvest produced approximately 37,000 high CBD content industrial hemp plants, yielding a total of 24 tons of wet harvested industrial hemp biomass that resulted in a saleable harvest of 48,000 pounds of cured industrial hemp biomass. The joint venture partners prepared processing samples ranging in size from 100 to 2,000 lbs. for sample offers to licensed industrial hemp handlers and CBD extraction companies. This industrial hemp biomass was processed into a CBD crude oil concentrate with the option to refine it further into CBD isolate, or full spectrum oil, in order to increase its value on the market.

As of December 31, 2019, the combined balance of this joint venture investment and related farmland investment was $0, as the investment was written off as a loss as a result of its failure to generate any cash flow for the Company for the period ended December 31, 2019. The debt obligation of $262,414 related to this joint venture was also written off to $0 as of the year ended December 31, 2019. The debt obligation related to the joint venture for the nine months ended September 30, 2020 was $0.

On September 28, 2020, the Company and GHG entered into a Settlement and Mutual Release Agreement (the “Agreement”), pursuant to which the parties agreed to resolve a dispute among them regarding the joint venture agreement. Under the Agreement, GHG agreed to make a lump sum payment to the Company of $200,000, with $125,000 payable no later than September 30, 2020, and $75,000 payable no later than November 15, 2020, with applicable interest, and to issue GHG common stock to the Company equal in value to $185,000 as of the date of the Agreement, or September 28, 2020, subject to a non-dilutive protection provision, and additionally, to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement by September 30, 2020. In exchange for the settlement consideration, the Company has agreed to relinquish its ownership interest in the joint venture.

F-51

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

Bougainville represented that it had an ownership interest in real property located in Washington State used for growing cannabis, and possessed information primarily related to the management and control of cannabis grow operations as conducted in Washington State that included research, development and know how in the cannabis industry. Bougainville also represented that it had an agreement with a I502 Tier 3 license holder in Washington

State to operate on the land. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 250,000 shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

F-52

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation. The trial is set for January 26-28, 2021.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract, including: (i) its failure to communicate and cooperate regarding the Company’s audit; (ii) its misrepresentations concerning its ownership interest in the real property in Okanogan County Washington; (iii) its failure to deed the property to the joint venture within thirty days of payment pursuant to the amended joint venture agreement; and, (iv) its misrepresentation that it possessed an agreement with a Tier 3 license holder to operate on the property.

The Company was able to obtain general loans from St. George Investments LLC, not specific to any of the company’s joint ventures. Therefore, accordingly, the impairment of this investment did not create any defaults to the loan agreements and covenants. The loan agreement established the lender’s option to convert the loans to common shares of the Company.

GateC Joint Venture

On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

F-53

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 during the six months ended June 30, 2018.

Natural Plant Extract (“NPE”)

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc. (“NPE”) to operate a licensed psychoactive cannabis distribution service in California to be named Viva Buds. California legalized psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the NPE joint venture and entered into a Settlement and Release of All Claims Agreement with NPE. In exchange for that universal release, the Company and NPE (i) agreed to reduce the Company’s interest in NPE from 20% to 5%; (ii) agreed the Company would pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the universal release, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (iii) agreed to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Cannabis Global (“CBGL”)

On September 30, 2020, the Company entered into a Share Exchange Agreement with Cannabis Global, Inc., a Nevada corporation quoted on OTC Markets Pink (“CBGL”) dated September 30, 2020, to acquire the number of shares of CBGL’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and CBGL entered into a Lock-Up Agreement dated September 30, 2020, providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance, and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

Brazil and Uruguay Joint Ventures

On October 1, 2020, the Company entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company (“Guerrero”) dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay (the “Joint Venture Agreements”) to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”).

Under the Joint Venture Agreements, the Company will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay. A minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by newly formed entities controlled by Guerrero, a director of the Company, who is a successful Brazilian entrepreneur. The Company will provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay under the Joint Venture Agreements, for a total capital outlay obligation of $100,000. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay, and related infrastructure and employment of key personnel.

F-54

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

MARIJUANA COMPANY OF AMERICA, INC.
INVESTMENT ROLL-FORWARD
AS OF SEPTEMBER 30, 2020

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventures,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$0	$0		$0	$0	$0	$0			$0		$0

Investments made during 2017	3,049,275	10,775		100,000	250,000	1,188,500	1,500,000			0		0

Quarter 03-31-17 equity method Loss	0									0

Quarter 06-30-17 equity method Loss	0									0

Quarter 09-30-17 equity method Loss	(375,000)					(375,000)				0

Quarter 12-31-17 equity method accounting	313,702					313,702				0

Impairment of Investment in 2017	(2,292,500)	0				(792,500)	(1,500,000)			0		0
Balances as of 12/31/17	695,477	10,775	0	100,000	250,000	334,702	0	0	0	0	0	0

Investments made during 2018	986,654	986,654								0

Quarter 03-31-18 equity method Loss	(37,673)					(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)					(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)			(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)		0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)				(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	0									560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)		(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$0	$810,000	$0	$810,000

Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19										(135,000)		$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$0	$675,000	$0	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646						$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$(141,870)						$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0									(150,000)		$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$0	$525,000

Investments made during quarter ended 09-30-19	$186,263								$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789						$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19										$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0									(362,625)		$(362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$0	$120,708

Investments made during quarter ended 12-31-19	$392,226	$262,414							$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)						$(23,865)	$(79,079)

Reversal of Equity method Loss for 2019	$272,285							$125,143	$147,142

Impairment of investment in 2019	$(3,175,420)	$(869,335)						$(2,306,085)	$0

Loss on disposition of investment	$(389,664)								$(389,664)

Sale of trading securities during quarter ended 12-31-19	$0									$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0									(75,545)		$(75,545)
Balance @12-31-19	$693,915	$(0)	$0	$0	$0	$0	$0	$693,915	$0	$27,403	$0	$27,403

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19										(13,945)		$(13,945)
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$13,458	$0	$13,458

Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of trading securities - quarter ended 06-30-20										(13,458)		$(13,458)
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0	$0

Global Hemp Group trading securities issued	650,000		$650,000							$185,000	$185,000

Investment in Cannabis Global	0
Balance @09-30-20	$1,343,915	$0	$650,000	$0	$0	$0	$0	$693,915	$0	$185,000	$185,000	$0

F-55

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Loan Payable

	TOTAL	Global Hemp			Bougainville Ventures,	Gate C Research	Natural Plant	Robert L. Hymers		General Operating
	JV Debt	Group	Benihemp	MoneyTrac	Inc.	Inc.	Extract	III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856

Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425

Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	649,575	649,575

Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)

Balance @03-31-19 (c)	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	($161,220)					($349,650)			($1,062,101)

Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)

Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)

Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243

Quarter 03-31-20 loan borrowings	$441,638									$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)									$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$394,848	$394,848

Quarter 03-31-20 Debt Discount adjustments	$24,138							$24,138

Balance @03-31-20 (g)	$3,435,172	$394,848	$0	$0	$0	$0	$56,085	$28,359	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091							$65,091

Quarter 06-30-20 debt conversion to equity	$(727,118)									$(727,118)

Quarter 06-30-20 reclass of liability	$83,647	$83,647

Quarter 06-30-20 Debt Discount adjustments	$405,746							$(27,715)		$433,461

Balance @06-30-20 (h)	$3,262,538	$478,495	$0	$0	$0	$0	$56,085	$65,735	$0	$2,662,224

Quarter 09-30-20 debt conversion to equity	$(606,472)						$(56,085)	$(65,735)		$(484,652)

Debt Settlement during Q3 2020	$(474,495)	$(474,495)

Balance @09-30-20 (i)	$2,181,571	$4,000	$0	$0	$0	$0	$(0)	$0	$0	$2,177,572

	09-30-20	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (i)	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	0	478,494	394,848	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,181,571	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long term debt	0	0	0	0	0	0	0	0	172,856
Total Debt balance	2,181,571	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

F-56

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Concerning our investment loans for general operation for the quarter ended September 30, 2020, the Company accounted these transactions as an investment and a liability - “debt obligation of Joint Venture”. The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes.

NOTE 6 – NOTES PAYABLE, RELATED PARTY

As of September 30, 2020, and December 31, 2019, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The issued notes are unsecured, due on demand and bear 5% interest. The balance due to Notes Payable Related Party as of September 30, 2020 and December 31, 2019 was $40,000 and $40,000 respectively. These notes are payable to the estate of Charles Larsen, who passed away on May 15, 2020.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

During the nine months ended September 30, 2020, the Company issued an aggregate of 1,491,109,401 shares of its common stock in settlement of the issued convertible notes payable and accrued interest.

For the nine months ended September 30, 2020 and September 30, 2019, the Company recorded amortization of debt discounts of $1,373,575 and $2,172,936, respectively, as a charge to interest expense.

Convertible notes payable as of September 30, 2020 and December 31, 2019 was comprised of the following:

	2020	2019
Lender	(Unaudited)	(Audited)
Convertible note payable - Power Up Lending Group	$73,000	$294,000
Convertible note payable - Crown Bridge Partners	$117,040	$110,000
Convertible note payable - Odyssey Funding LLC	$—	$250,000
Convertible note payable - Paladin Advisors LLC	$—	$75,000
Convertible note payable - GS Capital Partners LLC	$143,500	$173,000
Convertible note payable - Natural Plant Extract	$—	$56,085
Convertible note payable - Robert L. Hymers III	$205,803	$96,553
Convertible note payable - St. George	$1,977,208	$2,947,890
Total	$2,516,551	$4,002,528
Less debt discounts	$(334,980)	$(808,980)
Net	$2,181,571	$3,193,548
Less current portion	$(2,181,571)	$(3,193,548)
Long term portion	$—	$—

F-57

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Convertible notes payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending Group Ltd. (“Power Up”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount in the aggregate of $12,000. Interest on the notes accrues from the issuance date, but interest will not become payable until the notes become payable. The notes are convertible at any time at a conversion rate equal to 61% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the conversion date. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $169,202 is being amortized to interest expense over the respective terms of the notes.

The Company has the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of September 30, 2020, and December 31, 2019, the Company owed an aggregate of $73,000 and, $294,000 of principal, respectively on these convertible promissory notes. As of September 30, 2020, the Company owed $1,825 of accrued interest.

Convertible notes payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $22,500. Interest accrues from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 60% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the conversion date. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $88,674 is being amortized to interest expense over the respective terms of the notes. The Company also issued a total of 519,230 warrants with an initial exercise price of $0.26, with reset provisions based on issuances of common stock subsequent to the issuance date. Due to the reset provision, the conversion option of these warrants is also accounted for as a derivative liability. See Note 10.

F-58

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

The Company has the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of September 30, 2020, and December 31, 2019, the Company owed an aggregate of $117,040 and, $110,000 of principal, respectively on these convertible promissory notes. As of September 30, 2020, the Company owed $1,607 of accrued interest.

Convertible notes payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes bear interest at 12% per annum, are due one year from the respective issuance date and include an original issuance discount in an aggregate of $12,500. Interest accrues from the issuance date, but interest does not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 55% the average of the two lowest trading prices of the Company’s common stock as quoted on the National Quotations Bureau OTC market or exchange where the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future, for the twenty prior trading days to the conversion date.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $207,650 is being amortized to interest expense over the respective terms of the notes. As of September 30, 2020, and December 31, 2019, the Company owed principal of $0 and $250,000. As of September 30, 2020, the Company owed $0 in accrued interest.

Convertible notes payable - Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes bear interest at 8% per annum and are due six months from the respective issuance date of each note along with accrued and unpaid interest. Principal and interest is payable on the date six months from the date of issuance of the note. Pursuant to the notes, Paladin has the option to convert all or any portion of the unpaid principal amount of the notes, plus accrued interest, into shares of the Company’s common stock at a conversion price equal to a 45% discount to the lowest closing bid of the previous 10 day trading period prior to the conversion.

The aggregate debt discount of $46,721 is being amortized to interest expense over the respective terms of the notes. As of September 30, 2020, and December 31, 2019, the Company owed an aggregate of $0 and $75,000 of principal. As of September 30, 2020, the Company owed $0 in accrued interest.

Convertible notes payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date, and include an original issuance discount in an aggregate of $15,000.

F-59

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Pursuant to the notes, GS Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the notes into shares of the Company's common stock at a per-share conversion price equal to 62% of the lowest trading price of the Company's common stock as reported on the National Quotations Bureau OTC Marketplace exchange on which the Company’s shares are quoted, or any exchange upon which the Company's common stock may be traded in the future, for the twenty trading days prior to the conversion.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $166,193 is being amortized to interest expense over the respective terms of the notes. As of September 30, 2020, and December 31, 2019, the Company owed principal of $143,500 and $173,000 respectively. As of September 30, 2020, the Company owed $1,593 in accrued interest.

Convertible notes payable-St George Investments

On November 1, 2017, the Company issued a secured convertible promissory note in the amount of $601,420 to St. George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of the original issue discount and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. On December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $1,655,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued 1,100,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 5,274,146 total warrants.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate pursuant to the promissory notes will be 60% of the 3 lowest closing trade prices from the 20 trading days immediately preceding the date of conversion. In addition, the promissory notes include certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into 394,460 shares of common stock.

During the nine months ended September 30, 2020, $550,000 of principal, $122,694 of accrued interest and $441,394 of derivative liabilities valued as of the respective conversion dates were converted into 1,710,897 shares of common stock, resulting in a gain on debt settlement of $21,586. As of September 30, 2020, the Company owed $0 of principal and $0 of accrued interest on this convertible promissory note. Although this note was in default until it was repaid, the lender did not enforce the default interest rate.

F-60

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

On August 28, 2018, the Company issued a secured convertible promissory note in the amount of $1,128,518 (including overfunding of $23,518) to St. George Investments LLC (“St. George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on June 30, 2019, and includes an original issue discount of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2020, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive to St. George, the Company issued to St. George 750,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. As of the aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 3,750,000 total warrants.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s market capitalization falls below $30,000,000, the conversion rate will be 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory notes include certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

During the nine months ended September 30, 2020, $1,000,859 of principal and $840,299 of derivative liabilities valued as of the respective conversion dates were converted into 4,475,543 shares of common stock, resulting in a loss on debt settlement of $612,034. As of September 30, 2019, the Company owed $828,518 of principal and $28,138 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate.

On January 29, 2019, the Company issued a secured convertible promissory note in the amount of $2,205,000 to St. George Investments LLC (“St. George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on December 5, 2019, and includes an original issue discount of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2020, the promissory note was funded in eight tranches totaling $1,406,482, resulting in aggregate net proceeds of $1,276,482. As an investment incentive to St. George, the Company issued to St. George 1,500,000 5-year warrants, exercisable at $2.40 per share, with certain reset provisions. As of September 30, 2020, the warrants had an exercise price of $0.0085 for 7,500,000 total warrants. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

F-61

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate will be 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

On March 25, 2019, the Company issued a secured convertible promissory note in the amount of $580,000 to St. George Investments LLC (“St. George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on January 24, 2020 and includes an original issue discount of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000. As an investment incentive, the Company issued 375,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. As of September 30, 2020, the warrants had an exercise price of $0.0085 for 1,875,000 total warrants. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate will be 60% of the 3 lowest closing trade prices from the 20 trading days immediately preceding the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company. As of September 30, 2020, and December 31, 2019, the Company owed principal of $1,977,208 and $ 2,947,890 respectively. As of September 30, 2020, the Company owed $391,986 of accrued interest.

Convertible notes payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552.70 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes bear interest at 10% per annum, and are due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest are payable to Hymers six months after the date of issuance. Hymers has the option to convert all or any portion of the unpaid principal amount of the note, plus accrued interest, into shares of the Company’s common stock. The conversion price will be equal to a 50% discount to the lowest closing bid of the previous 15 day trading period. The aggregate debt discount of $92,332 is being amortized to interest expense over the respective terms of the notes. As of September 30, 2020, and December 31, 2019, the Company owed an aggregate of $ 205,803 and $96,553 of principal respectively. As of September 30, 2020, the Company owed $422 in accrued interest.

F-62

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

NOTE 8 – DERIVATIVE LIABILITIES

As described in Note 7, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date. See Note 10 for further details.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock as of September 30, 2020 and December 31, 2019. As of September 30, 2020, and December 31, 2019, the Company designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

On October 28, 2019, Donald Steinberg, Charles Larsen and the Company agreed, in exchange for a mutual release of all claims, to cancel and return to treasury Messrs. Steinberg and Larsen’s respective 5,000,000 shares of Preferred Class A common stock. The Board of Directors subsequently issued pro rata, 10 million Class A Preferred shares of common stock to directors Robert Coale, Edward Manolos and Jesus Quintero. On May 20, 2020, Robert Coale resigned his position as a director. As part of a severance agreement, Mr. Coale returned to treasury 3,333,333 shares of Class A Preferred Shares. On July 10, 2020, the Company issued 3,333,333 Class A Preferred Shares to Jesus M. Quintero.

On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders.

Common stock

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock. As of September 30, 2020, and December 31, 2019, the Company had 1,913,880,887 and 77,958,081 shares issued and outstanding, respectively. All references to our common stock in this filing reflect a 1:60 reverse stock split effective September 3, 2019.

During the nine months ended September 30, 2020, the Company issued an aggregate of 156,444,047 shares of its common stock for services rendered with an estimated fair value of $665,767.

During the nine months ended September 30, 2020, the Company issued an aggregate of 21,384,103 shares of its common stock, in settlement of outstanding related party notes payable, for a total aggregate value of $50,613.

During the nine months ended September 30, 2020, the Company issued 1,469,725,298 shares of its common stock in settlement of convertible notes payable, accrued interest of $2,635,647.

During the nine months ended September 30, 2020, the Company issued 51,054,214 shares of its common stock in exchange for exercise of warrants on a cashless basis with an aggregate value of $427,500.

During the nine months ended September 30, 2020, the Company sold an aggregate of 127,012,847 shares of its common stock for net proceeds of $153,686.  On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders.

F-63

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Warrants

The following table presents information related to warrants at September 30, 2020:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$.01-1.00	61,111	2.18	61,111
$1.01-2.00	41,891	1.86	41,891
$2.01-3.00	3,499,146	3.99	3,499,146
	3,602,148		3,602,148

NOTE 10 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

F-64

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of September 30, 2020, and December 31, 2019, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 7. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 6 are that of volatility and market price of the underlying common stock of the Company.

As of September 30, 2020, and December 31, 2019, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of September 30, 2020 in the amount of $3,426,888, has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended September 30, 2020:

Debt Derivative
Balance, December 31, 2019	$5,693,071
Initial fair value of debt derivative at note issuance	1,308,157
Mark-to-market at September 30, 2020	7,001,228
Transfers out of Level 3 upon conversion or payoff of notes payable	(3,886,971)
Net loss in fair value included in earnings related to derivative liabilities during the nine months ended September 30, 2020	$312,631
Balance, September 30, 2020	$3,426,888

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended September 30, 2020, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

F-65

MARIJUANA COMPANY OF AMERICA, INC., AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(unaudited)

NOTE 11 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of September 30, 2020, and December 31, 2019, there were no related party advances outstanding.

As of September 30, 2020, and December 31, 2019, accrued compensation due officers and executives was accrued compensation was $125,738 and $4,875, respectively.

During the nine months ended September 30, 2020, the Company issued an aggregate of 21,384,103 shares of its common stock in settlement of outstanding related party notes payable of $50,613.

On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero, our CEO and CFO. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders.

NOTE 12 – SUBSEQUENT EVENTS

Share Exchange Agreement with Cannabis Global

On September 30, 2020, the Company entered into a Share Exchange Agreement with Cannabis Global, Inc., a Nevada corporation quoted on OTC Markets Pink (“CBGL”) dated September 30, 2020, to acquire the number of shares of CBGL’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and CBGL entered into a Lock-Up Agreement dated September 30, 2020, providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance, and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

Brazil and Uruguay Joint Ventures

On October 1, 2020, the Company entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company (“Guerrero”) dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay (the “Joint Venture Agreements”) to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”).

Under the Joint Venture Agreements, the Company will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay. A minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by newly formed entities controlled by Guerrero, a director of the Company, who is a successful Brazilian entrepreneur. The Company will provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay under the Joint Venture Agreements, for a total capital outlay obligation of $100,000. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay, and related infrastructure and employment of key personnel.

On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for materials, and competition.

Business Overview

Plan of Operations – Marijuana Company of America and subsidiaries is a publicly listed company quoted on the OTC Pink tier Exchange under the symbol “MCOA”. We are based in Escondido, California. Our business plan and operation focuses in part on the development, manufacturing, marketing and sale of non-psychoactive industrial hemp, and hemp-derived consumer products containing CBD. Our business includes the research and development of (1) varieties of various species of hemp; (2) beneficial uses of hemp and hemp derivatives; (3) indoor and outdoor cultivation methods for hemp; (4) technology used for cultivation and harvesting of different species of hemp, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) different industrial hemp derived CBD, and the possible health benefits thereof; (6) new and improved methods of hemp CBD extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

hempSMART,™ Inc.

The Company operates two distinct and separate business divisions related to its two wholly owned subsidiaries, H Smart, Inc. and MCOA CA, Inc.

Through our wholly owned subsidiary H Smart, Inc., we develop consumer products that include industrial hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™. Our industrial hemp-based products are specifically developed with an enriched CBD molecular composition with a THC concentration of three-tenths of one percent or less by dry weight. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates, and calculates and accounts for loyalty and rewards benefits for returning customers. We also retained a full-service marketing company that uses a multi-channel transactional marketing campaign focused on digital advertising, infographics, content marketing, customer incentives and acquisition, a broad social media presence, as well as search engine marketing and optimization that includes comprehensive research and analytics and order fulfillment in order to boost direct sales.

Results of Operations

We anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our hempSMART™ product sales and research and development efforts. Due to these uncertainties, accurate predictions of future operations are difficult or impossible to make.

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Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019

Revenues

Total revenues for the three months ended September 30, 2020 and 2019, were $53,195 and $229,371, respectively, a decrease of $176,176. This decrease continues to be attributed to the Company’s restructuring of its sales team and new sales programs since the 1st quarter 2020 as well as the effects of the slowing general market demand due to the COVID-19 pandemic during the third quarter ended September 30, 2020. In addition, the Company’s continued changes to the sales strategy implemented includes rebranding of hempSMART products. However, the Company continues to make progress with its sales program as it continues to promote and support its affiliate marketing sales program and direct sales through its website.

During the third quarter ended September 30, 2020 the Company released a new industrial hemp based hempSMART Drink Mix product.

The following table identifies a comparison of our sales of products during the three months ended September 30, 2020 and 2019, respectively:

For the three months ended September 30, 2020 and 2019

	2020	2019
Body Lotion	$679	$7,299
Brain Capsules	4,610	20,569
Industrial hemp Drink	563	0	New Product in 2020
Drops	25,541	96,885
Face Moisturizer	1,606	8,848
Pain Capsules	2,714	9,840
Pain Cream	14,911	63,449
Pet Drops	2,571	22,481
TOTALS	$53,195	$229,371

Related Party Sales

Related party sales contributed $3,262 and $4,015 to the revenues for the three months ended September 30, 2020 and 2019, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales made at listed retail prices and were for cash considerations.

Cost of Sales

Cost of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping, and direct labor costs directly attributable to our hempSMART products. For the three months ended September 30, 2020 and 2019, our total costs of sales were $37,170 and $90,843, respectively. The high costs reflect product discounts and cost incentive on products sold due to the COVID-19 pandemic.

Gross Profit

For the three months ended September 30, 2020 and 2019, gross profit was $16,025 and $138,528, respectively. This decrease was primarily attributed to new pricing and promotions associated with the company’s continued sales restructuring and strategies from 1st quarter 2020, along with the effects of the COVID-19 pandemic during the three months ended September 30, 2020. As a result, the gross margins were 30.1% and 60.4% for the three months ended September 30, 2020 and 2019, respectively. However, the Company will continue to market its products aggressively as it continues to support its affiliate sales program in the near future.

Selling and marketing expenses

For the three months ended September 30, 2020 and 2019, selling and marketing expenses was $125,942 and $376,342, respectively. This decrease of $250,400 is due primarily to the effects of the Company’s restructuring of its sales team and new sales strategies during the three months ended September 30, 2020, as well as the discontinuation of the VivaBuds delivery business at the end of 2019. This include elimination of redundant expenses of our sales operations in the United Kingdom, reduction in media costs, reduction in sample product costs and reduced overhead pertaining to the VivaBuds joint venture. These reductions were implemented to reduce overhead as the Company aggressively works towards more cost effective strategies to sell its hempSMART’s products.

Payroll and related expenses

For the three months ended September 30, 2020 and 2019, payroll and related expenses were $62,000 and $90,000, respectively. This decrease of $28,000 is attributed to the current CEO’s compensation being reduced compared to the prior CEO’s higher salary in 2019, marginally offset by new hires as of the third quarter ended September 30, 2020 versus $0 during the same period in 2019.

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Stock-based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. For the three months ended September 30, 2020 and 2019, stock-based compensation was $123,000 and $0, respectively. This increase of $123,000 is due to shares issued to the Company’s new officers, directors and vendors to pay compensation due to the Company’s low cash positions during the three months ended September 30, 2020.

General and administrative expenses

Other general and administrative expenses increased to $294,921 for the three months ended September 30, 2020 compared to $295,113 for the three months ended September 30, 2019. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The increase of $79,798 was mainly attributed to issuance of the Company’s shares to consultants for services provided to the Company. The shares were issued to pay compensation due to the Company’s low cash positions during the three months ended September 30, 2020.

Gain/Loss on change in fair value of derivative liabilities

During 2020 and 2019, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to fair value the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in losses of $1,454,903 and $1,668,112 change in fair value of derivative liabilities for the three months ended September 30, 2020 and 2019, respectively.

Loss on equity investment

During the three months ended September 30, 2020 and 2019, we adjusted the carrying value of our investment for our pro rata share of loss and gain on equity investments of $240,198 and $122,864, respectively.

Gain and loss on settlement of debt

During the three months ended September 30, 2020 and 2019, the Company realized a gain and a loss on settlement of debt of $383,440 and $612,034, respectively.

Interest Expense

Interest expense during the three months ended September 30, 2020 was $688,090 compared to $1,559,720 for the three months ended September 30, 2019. Interest expense primarily consists of interest incurred on our convertible and other debt. The debt discounts amortization incurred during the three months ended September 30, 2020 and 2019 was $429,227 and $864,386, respectively. In addition, we incurred a non-cash interest of $0 and $444,585 non-cash interest in connection with convertible notes for the three months ended September 30, 2020 and 2019, respectively.

Net Loss

The Company’s net loss for the three months ended September 30, 2020 and 2019 was $1,872,271 and $6,226,622, respectively, a decrease of $4,354,351. The net loss of $1,872,271 for the three months ended September 30, 2020, represents 3,520% of total revenues for the period. The net loss of $6,226,622 for the three months ended September 30, 2019 represents 2,715% of the total revenues for the period.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

Total Revenues - Total revenues were $217,972 for the nine months ended September 30, 2019 as compared to $552,761 for the nine months ended September 30, 2019, a decrease of $334,789. Although the reported revenues for each period also reflect the Company’s initial steps towards marketing and selling its hempSMART™ products, the decrease in total revenues of hempSMART™ products was due to the volume of sales being impacted by COVID-19 pandemic. However, management plans to expand its marketing and selling efforts for the remainder of 2020 and expects revenues to increase during the coming months.

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The following table identifies our product offerings and the revenues related to these products for the nine months ended September 30, 2020 and 2019, respectively:

For the nine months ended September 30, 2020 and 2019

	2020	2019
Body Lotion	$3,131	$7,294
Brain Capsules	24,284	55,564
Drink	2,615	0	New Product in 2020
Drops	111,673	223,154
Face Moisturizer	8,915	29,486
Pain Capsules	6,360	37,612
Pain Cream	46,817	151,596
Pet Drops	14,177	48,055
TOTALS	$217,972	$552,761

Related Party Sales

Related party sales contributed $11,565 and $12,363 to the revenues for the nine months ended September 30, 2020 and 2019, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales made at listed retail prices and were for cash considerations.

Cost of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping, and direct labor costs directly attributable to our hempSMART products. For the nine months ended September 30, 2020 and 2019, our total costs of sales were $110,563 and $159,859, respectively. The cumulative high costs for the nine months ended September 30, 2020 reflects product discounts and cost incentive on products sold due to the COVID-19 pandemic.

Gross Profit

For the nine months ended September 30, 2020 and 2019, gross profit was $107,409 and $392,902, respectively. This decrease was primarily attributed to new pricing and promotions associated with the company’s continued sales restructuring and strategies during 2020, along with the effects of the COVID-19 pandemic during the nine months ended September 30, 2020. As a result, the gross margins were 49.3% and 71.1% for the nine months ended September 30, 2020 and 2019, respectively. However, the Company will continue to market its products aggressively as it continues to support its affiliate sales program in the near future.

Selling and marketing expenses

For the nine months ended September 30, 2020 and 2019, selling and marketing expenses was $326,608 and $1,462,104, respectively. This decrease of $1,135,496 is due primarily to the effects of the Company’s restructuring of its sales team and new sales strategies during the nine months ended September 30, 2020. This include reduction of over $460,000 of redundant expenses of our sales operations in the United Kingdom, over $432,000 in reductions in media costs, $105,000 decrease in commissions due to sales levels for the nine months ended September 30, 2020 and a $60,663 reduction in sample product costs during the nine months of 2020. These reductions were implemented to streamline expenses as the company aggressively works towards more cost-effective strategies to improve the sale of its hempSMART’s products.

Payroll and related expenses

For the nine months ended September 30, 2020 and 2019, payroll and related expenses was $258,842 and $310,000, respectively. This decrease of $51,158 is attributed to the elimination of redundant positions within the Company during the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019.

Stock-based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. For the nine months ended September 30, 2020, stock-based compensation was $665,767 and $100,350, respectively. This increase of $485,427 is due to shares issued to the Company officers, directors and vendors due to the Company’s low cash positions during the nine months ended September 30, 2020.

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General and administrative expenses

Other general and administrative expenses decreased to $710,094 for the nine months ended September 30, 2020 compared to $1,353,757 for the nine months ended September 30, 2019. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The decrease of $563,673 is attributed cost saving measures to eliminate redundancy such as a reduction of approximately $ 88,000 in bank fees due to less wire transfers fees incurred during the nine months ended September 30, 2020; also a decrease of approximately $396,000 in Consulting fees during the nine months ended September 30, 2020 as the company utilized internal resources instead of outside services and a reduction in our Board of Director fees by $56,000 during the nine months ended September 30, 2020 versus the nine months ended September 30, 2019. These costs were higher during the nine months ended September 30, 2019.

Loss on change in fair value of derivative liabilities

During 2020 and 2019, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to fair value the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in losses of $312,631 and $2,148,262 change in fair value of derivative liabilities for the nine months ended September 30, 2020 and 2019, respectively.

Loss on equity investment

During the nine months ended September 30, 2020 and 2019, we adjusted the carry value of our investment for our pro rata share of a gain and a loss for our equity investment of $106,305 and $107,961, respectively.

Gain and loss on settlement of debt

During the nine months ended September 30, 2020 and 2019, the company realized a gain and loss on settlement of debt of $386,930 and $612,034, respectively. This was related to the payoff of a settlement agreements made in the ordinary course of its business during the nine months ended September 30, 2020 and 2019.

Interest Expense

Interest expense during the nine months ended September 30, 2020 was $2,460,185 as compared to $3,001,972 for the nine months ended September 30, 2019. Interest expense primarily consists of interest incurred on our convertible and other debt. The debt discounts amortization incurred during the nine months ended September 30, 2020 and 2019 was $1,458,158 and $2,172,936, respectively. In addition, we incurred a non-cash interest of $0 and $1,886,837 non-cash interest in connection with convertible notes for the nine months ended September 30, 2020 and 2019, respectively.

Net Loss

The Company’s net loss for the nine months ended September 30, 2020 and 2019 was $4,177,391 and $10,878,622, respectively, a decrease of $6,701,231. The net loss of $4,177,391 for the nine months ended September 30, 2020, represents 1,916 % of total revenues for the period. The net loss of $10,878,622 for the nine months ended September 30, 2019 represents 1,968% of the total revenues for the period.

Liquidity and Capital Resources – The Company has generated a net loss from continuing operations for the nine months ended September 30, 2020 of $4,177,391 and used $1,262,358 cash for operations. As of September 30, 2020, the Company had total assets of $2,013,287, which included Short-term investments of $130,060, Accounts receivable of $8,563, Inventory of $145,523, Prepaid insurance of $66,131, an Investment receivable of $54,940, Notes receivable of $75,000, Other current assets of $22,508, which represents advance payments, Long-term investments of $1,343,915, Right-to-use-assets of $11,642 and a Security deposit of $2,500.

During the nine months ended September 30, 2020 and 2019, the Company has met its capital requirements through a combination of loans and convertible debt instruments. The Company will need to secure additional external funding in order to continue its operations. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of note payables of $876,302 for the nine months ended September 30, 2020, as compared to $2,257,000 for the nine months ended September 30, 2019. During the nine months ended September 30, 2019, we entered into several separate financing arrangements with St. George Investments, LLC, a Utah limited liability company. Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally.

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Operating Activities - For the nine months ended September 30, 2020, the Company used cash in operating activities of $1,262,358. For the nine months ended September 30, 2019, the Company used cash in operating activities of $1,884,004. This decrease is due primarily to loss for the period which was offset by stock-based compensation and continued implementation of our business plans, operations, management, personnel and professional services.

Investing Activities - During the nine months ended September 30, 2020, cash provided from investing activities was $123,759 which consisted of payments of $1,271 related to equipment purchases and proceeds from investment in joint venture of $125,000. During the nine months ended September 30, 2019, we spent $687,752, primarily on equipment purchases of $2,703 and investments of $685,049.

Financing Activities - During the nine months ended September 30, 2020 the Company had cash provided from financing of $1,076,342 consisting of funds from the issuance of notes payable of $876,302, proceeds from the sale of common stock of $153,685, proceeds from the sale of trading securities of $10,854 and proceeds from a government loan due to COVID-19 of $35,500. For the nine months ended September 30, 2019 the Company received proceeds of $2,257,000 from the issuance of notes payable.

The Company’s business plans have not generated significant revenues and as of the date of this filing are not sufficient to generate adequate amounts of cash to meet its needs for cash. The Company's primary source of operating funds in 2020 and 2019 have been from revenue generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve during the remainder of 2020 and beyond as it develops its affiliate marketing program and other direct sales and marketing programs. The Company has stockholders' deficiencies at September 30, 2020 and requires additional financing to fund future operations. As of the date of this filing, and due to the early stages of operations, the Company has insufficient sales data to evaluate the amounts and certainties of cash flows, as well as whether there has been material variability in historical cash flows.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock and. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of September 30, 2020, and December 31, 2019, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Government Decriminalization and Legalization of Hemp

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD, were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC, the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—illegal under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted.

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Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

We currently operate two divisions within the regulated hemp industry: (i) the development, manufacturing, marketing and sale of our hempSMART™ consumer products that include non-psychoactive industrial hemp-based CBD as an ingredient; and, (ii) professional financial consulting and property management services.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an “Investigational New Drug” (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, hemp or CBD derived from industrial hemp as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our consumer products that contain CBD derived from industrial hemp.

The FDA has concluded that products containing industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing industrial hemp derived CBD are Schedule 1 drugs under the Controlled Substances Act, and so are illegal drugs that are under the purview of the U.S. Drug Enforcement Agency and U.S. Justice Dept., who are charged with enforcing the Controlled Substances Act. However, at some indeterminate future time, the FDA may choose to change its position concerning cannabis generally, and specifically products containing industrial hemp derived CBD, and may choose to enact regulations that are applicable to such products as either drugs or supplements. In this event, our industrial hemp-based products containing CBD may be subject to regulation (See Risk Factors, Item IA).

Critical Accounting Policies - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 1 to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Stock-Based Compensation - The Company also issues restricted shares of its common stock for share-based compensation programs to employees and non-employees. The Company measures the compensation cost with respect to restricted shares to employees based upon the estimated fair value at the date of the grant, and is recognized as expense over the period which an employee is required to provide services in exchange for the award. For non- employees, the Company measures the compensation cost with respect to restricted shares based upon the estimated fair value at measurement date which is either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Recent Accounting Pronouncements - See Note 3 of the condensed consolidated financial statements for discussion of recent accounting pronouncements.

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DESCRIPTION OF BUSINESS

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 23, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The condensed balance sheet as of December 31, 2019 has been derived from audited financial statements.

Operating results for the six months ended June 30, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019.

Our Products and Services

Our primary business strategy is to develop, manufacture, and market non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.3%, while tactically investing in related business via joint ventures and minority ownership positions.

Our current business operations included the following:

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers.

Our current hempSMART™ wellness products offerings include the following:

•	hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

•	hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

•	hempSMART Pain Cream™ each container formulated with 300 mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

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•	hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

•	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

•	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

Consulting Services

We also provide financial accounting and property management services for companies associated with the cannabis industry in all stages of development. Our services include the following:

•	Financial Accounting and Bookkeeping. Our business accounting services provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators, in those states where cannabis has been legalized for medicinal and/or recreational use, to report collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices. We understand the challenges and complexities of financial accounting in the regulated commercial cannabis market and we have the expertise to help client businesses report their financial operations consistent with GAAP. As of the date of this filing, we have not offered any consulting, bookkeeping or financial accounting consulting services that have generated reportable revenues. As of the date of this report we have not provided such services.

•	Property Management Consulting. Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use, and who are searching for appropriate real property to conduct operations. As of the date of this filing, we have not offered any real property management consulting services that have generated reportable revenues. As of the date of this report, we have not provided such services.

DESCRIPTION OF PROPERTY

We maintain a lease for our principal office located at 1340 West Valley Parkway #205, Escondido, CA 92029. On July 1, 2019, we entered into an extension of our office lease until June 30, 2021. Pursuant to the terms of the extension, our monthly rent is $1,309 until June 30, 2020. From July 1, 2020 until June 30, 2021, our rent is $1,348 per month.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors

The following table sets forth information regarding our directors and each director nominee, as of July 2, 2020

Name	Principal Occupation	Age	Director Since
Jesus M. Quintero	Director, Chairman of the Board, Principal Executive Officer	59	2019
Edward Manolos(1)	Director	47	2019
Marco Guerrero(2)	Director	48	2020
Themistocles Psomiadis(3)	Director	73	2020

(1) On April 23, 2019, Edward Manolos was appointed as an independent member to the registrant’s board of directors.

(2) On June 12, 2020, the registrant appointed Marco Guerrero as an independent member of its board of directors.

(3) On February 28, 2020, Themistocles Psomiadis were appointed as independent members to the registrant’s board of directors.

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Jesus M. Quintero, Director, Chief Executive Officer, and Chief Financial Officer from November 2318 to present. Mr. Quintero also serves as Chief Financial officer of Massroots, Inc. and has served as Brazil Interactive Media’s Chief Financial Officer. He has previously served as a financial consultant to several multi-million dollar businesses in Florida. Mr. Quintero has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc., Latin Node, Inc., Globetel Communications Corp. and Telefonica of Spain. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant. He is fluent in English and Spanish, and conversant in Brazilian Portuguese.

Edward Manolos, Director, Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind. Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocean Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California-based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida. On April 23, 2019, Edward Manolos and Themistocles Psomiadis were appointed as independent members to the registrant’s board of directors.

Marco Guerrero, Director, Mr. Guerrero holds a bachelor’s degree in business administration and a post graduate degree in Controllership from Instituto Presbiteriano Mackenzie, in Brazil. He studied in the UK and worked for several years in the USA in partnership with reinsurance agents. He is a professional executive with more than 20 years of experience in insurance and reinsurance. He is the co-founder of Truster Brasil, a reputable reinsurance company specializing in Latin America and the Caribbean.

Themistocles Psomiadis, Director, Mr. Psomiadis has 25 years’ experience as a financial consultant and banker. From 1970 through 2010, Mr. Themistocles Psomiadis worked in the Financial Sector as Chief Financial Officer of County Trust Company, and from 2005 to 2010, he served with New York Life Securities, where he was a partner. Since 2009, Mr. Psomiadis has been the Executive Director of Brazilian Investment Group, LLC. He has been an active investor and consultant in Brazil and Latin America and has assisted international clients in structuring transactions within the region. Mr. Psomiadus also served as Chief Financial Officer of a midsize public bank in New Jersey. On April 2, 2020, the Registrant appointed director Themistocles Psomiadis to lead the Registrant’s internal audit sub-committee. Mr. Psomiadis accepted the appointment, and will be responsible for reviewing and confirming the interim work of the subcommittee through the December 31, 2019 year-end and to date. Mr. Psomiadis is fluent in Portuguese, Spanish and Greek. Mr. Psomiadis attended New York University and Quinnipiac University.

Director Independence

We currently act with four directors on our board of directors, consisting of Jesus M. Quintero, Edward Manolos, Marco Guerrero and Themistocles Psomiadis. Our common stock is quoted on the OTCQB, which imposes director independence requirements for at least two directors. Under NASDAQ Rule 5605(a)(2), a director is not independent if he or he is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors: Edward Manolos and Themistocles Psomiadis.

The following table sets forth information regarding our current directors and each director nominee, as of December 31, 2019.

Name	Principal Occupation	Age	Director Since
Donald Steinberg(1)	Director, Chairman of the Board, CEO	70	2015
Charles Larsen(2)	Director	61	2015
Robert Coale(3)	Director	60	2018
Edward Manolos	Director	46	2019
Jesus M. Quintero(4)	Director, Chairman of the Board, CEO, CFO	59	2019

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Donald Steinberg, Director. Mr. Steinberg’s business experience began in 1986 when he developed stock option volatility analysis and trading programs. His work led him to a management position of floor traders on multiple options exchanges, including the Chicago Board of Options Exchange and the Pacific Options Exchange. Ultimately, Mr. Steinberg used his trading and volatility programs to manage options trading centers in Chicago, Philadelphia and California, where he managed and directed floor traders. This experience gave Mr. Steinberg the fundamental knowledge of finance and operations and gave him insight into the management skills necessary to operate a company with discrete centers and many employees. Beginning in the early 90’s, Mr. Steinberg co-founded Globalcom 2000 and entered into the prepaid phone card business. Globalcom 2000 became one of the largest and fastest growing phone card companies in the United States. Among the many firsts accomplished in that business was an account with 7-11, which Mr. Steinberg personally closed, and which made Globalcom 2000 the first phone card in the country with a corporate logo.

In 1994, Mr. Steinberg developed an interest in the telecom “Callback” business and co-founded “One World Communications.” Mr. Steinberg subsequently created an international multi-level-marketing (“MLM”) global sales force selling telecom services. In 2006, Mr. Steinberg formed Club Vivanet as an International MLM, selling a variety of services. In 2009, he merged Club Vivanet with a publicly traded company. In 2008, Mr. Steinberg recognized the emerging opportunities in the medical marijuana industry and changed the name of Club Vivanet to Medical Marijuana Inc. (OTC: MJNA), which is believed to be America’s first publicly traded company in the medical marijuana industry. Mr. Steinberg left Medical Marijuana, Inc. in 2011 and in 2013, Mr. Steinberg launched Global Hemp Group, Inc. (OTC: GBHPF) with Mr. Charles Larsen, as they recognized the momentum building in the emerging global hemp industry. Mr. Steinberg resigned as a director of the Company on December 6, 2019.

Charles Larsen, Director. Mr. Larsen attended the Pepperdine University Graziadio School of Business in Los Angeles and served in the U.S. Coast Guard from 1981 through 1988. From 1989 through 1991, Mr. Larsen served as operations manager with the Commodity Trading Advisor (CTA) Peskin & Associates in Chicago, Illinois, where his primary duties included organization and management of investment operations, management of client billing, the development of a custom trade order management system, monitoring of trading operations and floor broker communications. From 1991 through 1995, Mr. Larsen served as an implementation consultant for Integrated Decision Systems in Los Angeles, CA. In this capacity, Mr. Larsen implemented portfolio management and trade order management systems, determined operational deficiencies and solutions, and managed custom training programs and development projects. From 1995 through 2006, Mr. Larsen served as Senior Vice President of Operations and Business Development for Tower Asset Management in Beverly Hills, CA. Here, Mr. Larsen managed operations, client billing, daily portfolio reconciliation, compliance and regulatory reporting. Mr. Larsen also was a member of Tower’s Investment Committee and Executive Management Committee. From 2006 through 2007, Mr. Larsen was Chief Operating Officer and Chief Financial Officer at Financial Management Advisors of Century City, CA, where his duties focused on management of operations, finance and compliance. From 2007 to 2009, Mr. Larsen worked for Polaris International Holdings in Huntington Beach, CA focused on the preparation of corporate financials and regulatory compliance. In 2009 Mr. Larsen helped found Medical Marijuana, Inc. and focused on operations, compliance and acquisition sourcing and due diligence. From 2012 through 2013, Mr. Larsen was an independent business consultant serving corporations including Global Payout, Inc., of San Diego, CA and BG Medical Technologies, Inc. of Los Angeles, CA. Beginning in 2013, Mr. Larsen co-founded and remains the President and Chief Executive Officer of Global Hemp Group, Inc. (OTC: GBHPF). With Global Hemp Group, Mr. Larsen’s duties include corporate compliance and administration, hemp and medical marijuana compliance, and business development in Canada and internationally, all positions he continues in as of the date of this filing. Mr. Larsen resigned from our board of directors on February 7, 2019. Mr. Larsen passed away on May 15, 2020.

Robert Coale, Director. Mr. Coale is the President of CFS Capital Group, Inc., a firm focused on business consulting, private equity investments, financial and strategic joint venture facilitation, including telecommunications, banking, fund raising, non-profit, retirement, entertainment, licensing, gateway interface/merchant processing, real estate development, and strategic planning. Mr. Coale holds a Master’s in Business Administration, with an emphasis on International Marketing and Strategic Planning from Pepperdine University awarded in 1992; a Bachelor of Science with an emphasis in Finance from the University of Southern California awarded in 1982, and is currently a member of the Advisory Board to Everlert, Inc. (OTC: EVLI). Mr. Coale resigned from the board of directors on March 30, 2020.

Jesus M. Quintero, Director. From January, 2013 to September, 2014, Mr. Quintero served as the Chief Financial Officer of Brazil Interactive Media, Inc. Mr. Quintero is also the current CFO for Mass Roots Inc. (OTC: MSRT ). From 2011 to the present, Mr. Quintero has served as a financial consultant to several multi-million dollar businesses in South Florida. He has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc. (NYSE: AVT), Latin Node, Inc., Globetel Communications Corp. (AMEX: GTE) and Telefonica of Spain. His prior experience also includes tenure with Price Waterhouse and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant.

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Edward Manolos, Director. Mr. Manolos is an 18.8% owner of Natural Plant Extracts, Inc., a California corporation and investment of the registrant, making it a related party investment. The registrant has not and is not expected to be named to any board committees. The registrant and Mr. Manolos entered into an independent director agreement whereby the registrant agreed to compensate Mr. Manolos with ten thousand dollars paid quarterly, and a one-time issuance upon signing of five million shares of registrant common stock.

Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind.

Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocean Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida.

Mr. Manolos has provided consulting services to several companies and has helped them obtain marijuana retail and production licenses in California and Washington, including Cannabis Strategic Ventures (OTC: NUGS). He graduated from the University of California Riverside with a double major in Computer Science and Business Management. Mr. Manolos also serves as a director of Cannabis Global Inc. (OTC: CBGL).

(1) Charles Larsen resigned as a director on February 27, 2019.

(2) Donald Steinberg resigned as a director and CEO on December 6, 2019.

(3) Robert Coale resigned on March 30, 2020.

(4) The Company appointed Jesus M. Quintero CEO on December 6, 2019 and CFO on September 1, 2018.

Compensation of Directors

The following table sets forth information concerning the compensation earned during 2019 by each individual who served as a non-employee director at any time during the fiscal year:

2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Donald Steinberg(1)	0	1,367,204	1,367,400
Charles Larsen(2)	0	40,000	40,000
Robert Coale	58,650	266,333	324,983
Edward Manolos	20,000	356,833	376,833
Jesus M. Quintero	49,000	262,333	311,333

(1) Mr. Steinberg resigned as director on December 6, 2019.

(2) Mr. Larsen resigned as director on February 27, 2019.

Director Marco Guerrero, pursuant to a June 12, 2020 Independent Director Agreement, receives a quarterly payment of five thousand dollars ($5,000.00) which shall be paid either in cash, or, in the Company’s discretion, in shares of common stock of the Company, with the number of shares to be issued determined as of the closing price of the Company’s common stock as reported on the OTC Markets on the last trading day of each quarter.

Director Themistocles Psomiadis receives $5,000 per quarter in cash, or at the discretion of the Company, in restricted common stock for serving as a director.

On March 30, 2020, Robert Coale resigned as a member of the board of directors.

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On February 28, 2020, Edward Manolos and Themistocles Psomiadis were appointed as independent members to the registrant’s board of directors. On this date, Mr. Manolos and Mr. Psomiadis entered into a written agreement providing compensation of $5,000 paid quarterly. The Company has discretion to substitute an issuance of its common stock in lieu of cash payments. The amount of common stock issuable is determined by the closing price of the registrant’s common stock on the last trading day of each quarter. The term of the agreements is for a period of one year, terminating on February 28, 2021.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of September 4, 2020 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Named Executive Officers and Directors:
Jesus M. Quintero(5)	11,713,629	0.78%
Edward Manolos	2,766,667	*
Marco Antonio Guerrero	107,507	*
Themistocles Psomiadis	3,504,061	*
All executive officers and directors as a group (5 persons)	16,590,864	1.11%

*Denotes less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Readers should refer to the table below for disclosures of the ownership of Preferred Class A shares which carry separate voting rights and preferences.
(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.
(3)	Calculated on the basis of 1,501,192,862 shares of common stock outstanding as of September 1, 2020, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after September 1, 2020.
(4)	Jesus M. Quintero was appointed CFO on September 1, 2018 and President and Principal Executive Officer on December 6, 2019.

Our Executive Officers

The following table sets forth information regarding our executive officers as of July 1, 2020.

Name	Principal Occupation	Age	Officer Since
Jesus M. Quintero	CEO, CFO, Treasurer	59	2018

Jesus M. Quintero, Director, Chief Financial Officer from November 2318 to present. Mr. Quintero also serves as Chief Financial officer of Massroots, Inc. and has served as Brazil Interactive Media’s Chief Financial Officer. He has previously served as a financial consultant to several multi-million dollar businesses in Florida. Mr. Quintero has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc., Latin Node, Inc., Globetel Communications Corp. and Telefonica of Spain. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant. He is fluent in English and Spanish, and conversant in Brazilian Portuguese.

The following table sets forth information regarding our executive officers as of December 31, 2019.

Name	Principal Occupation	Age	Officer Since
Donald Steinberg(1)	CEO, Treasurer	70	2015
Jesus M. Quintero(2)	CEO, Treasurer	59	2019
Jesus M. Quintero	CFO	59	2018

(1) Mr. Steinberg resigned as CEO and Treasurer on December 6, 2019.

(2) Mr. Quintero was appointed CEO and Treasurer on December 6, 2019.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald Steinberg,	2019	333,871		1,033,333	—	—	1,367,204
Principal	2018	360,000	—		—	—	360,000
Executive Officer(1)	2017	180,000	—	5,676,000	—	—	5,856,000

Jesus M. Quintero	2019	46,500	$2,500	262,333	—	—	311,333
Principal Financial Officer, Principal Executive Officer(2)	2018	7,500	$1,500	8,700	—	—	17,700
	2017	—	—	—	—	—	—

(1) Donald Steinberg resigned as CEO on December 6, 2019.

(2) The Company appointed Jesus M. Quintero CFO on August 31, 2018 and CEO on December 6, 2019.

Our Chief Principal Officer, Jesus M. Quintero, entered in an Executive Employment Agreement with the Company in February 3, 2020. Under the terms of the agreement, Mr. Quintero shall be compensated with a gross monthly salary of fifteen thousand dollars ($15,000.00). The monthly salary shall be paid as follows: twelve thousand dollars ($12,000) in cash, and an equivalent of three thousand dollars’ ($3,000) worth of Company restricted common stock, determined as of the closing price of the Company's common stock on the final trading day of each month as reported on the OTC Markets Listing Service. Such cash monthly salary shall be payable consistent with the payroll practices as established by the Company. A copy this agreement is included as an exhibit.

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of November 18, 2020 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our directors and executive officers as a group. This table is based on 2,053,481,896 common shares issued and outstanding as of November 23, 2020.

Beneficial Owner and address	Number of Shares Beneficially Owned	Percent Owned (1)
Named Executive Officers and Directors:
Jesus M. Quintero, Principal Officer, Director	11,713,629	0.78%
Edward Manolos, Director	2,766,667	* %
Marco Guerrero, Director	107,507	*
Themistocles Psomiadis	3,504,061	*
All executive officers and directors as a group (3 persons)	16,590,864	4.5%

(1) This table is based on 2,053,481,896 common shares issued and outstanding as of November 23, 2020.

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The following table sets forth information known to us regarding the beneficial ownership of our Class A Preferred Stock as of November 23, 2020.

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of Class
Class A Preferred Stock	Jesus M. Quintero 16860 Southwest 1st Street Pembroke Pines, FL 33027	6,666,666	66.7%
Class A Preferred Stock	Edward Manolos 1100 Wilshire Boulevard #2808 Los Angeles CA 90017	3,333,333	33.3%

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Class A preferred common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The holders of the Class A Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class A Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Mr. Jesus M. Quintero, and Mr. Edward Manolos, each own 3,333,333 Class A Preferred Shares. These shareholders control in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class A Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

The following table sets forth information known to us regarding the beneficial ownership of our Class B Preferred Stock as of November 23, 2020.

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Percent of Class
Class B Preferred Stock	Jesus M. Quintero 16860 Southwest 1st Street Pembroke Pines, FL 33027	2,000,000	100%

(1)

Except as otherwise indicated, the person named in this table has sole voting and investment power with respect to all shares of Class B Preferred Stock shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to this table. The holders of the Class B Preferred Stock have One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

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Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	—	—	—
Total	—	—	—

(1)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above.

(2)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above. Restricted shares subject to forfeiture have a weighted average exercise price of $0.00.

(3)	The Company equity compensation grants to date have been approved on a grant-by-grant basis, as opposed to under an umbrella equity compensation plan establishing a total number of grants available.
(4)	On February 27, 2019, Donald Steinberg and Charles Larsen cancelled options totaling in the aggregate 1,000,000,000 options.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock, warrants and stock options at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

PLAN OF DISTRIBUTION

Our Shares of common stock subject to the Offering are referred to herein collectively as our “Shares.” The Shares will be sold in a “Offering” through our Chief Executive Officer, Jesus M. Quintero, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Quintero will not receive any commission in connection with the sale of Shares, although we may reimburse him for direct expenses incurred by him in connection with the offer and sale of the Shares. We estimate our total offering registration costs to be approximately $141.15 and our legal, auditor, miscellaneous and related fees will be $19,865.91 equaling at total expense to the Company of $20,000.00 relating to the registration. There is no minimum number of Shares that must be sold by us for the offering to proceed. The Company will retain any proceeds from the Offering.

Mr. Quintero will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the Shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•	he must primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and
•	he must perform substantial duties for the Company after the close of the Offering not connected with transactions in securities, and not have been an associated person of a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Quintero will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. Quintero nor any of his affiliates will be purchasing Shares in the Offering.

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You may purchase Shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all Shares you wish to purchase to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Our subscription process is as follows:

•	This Prospectus, with subscription agreement, is delivered by the Company to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Quintero, and the funds shall be deposited within four (4) days of acceptance;
•	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to Item 404(d) of Reg. SK, we have entered into the following related party transactions for the fiscal years ended December 31, 2018 and 2017, respectively:

On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group, Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture agreement required us to pay for one-half of the phase 1 costs of the project, which amounted to $13,500. We expect that we will make subsequent contributions to the project, as it moves into succeeding phases. Our former director Charles Larsen was a Director and control person of Global Hemp Group. Additionally, our former Directors and Officers Donald Steinberg and Robert L. Hymers, III, are stockholders owning less than 10% of equity in Global Hemp Group, Inc., respectively. Mr. Hymers resigned his positions with our company on June 18, 2018.

On December 31, 2017, our then Director and Officer Robert L. Hymers, III, loaned the Company $106,076.26, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018. Mr. Hymers resigned his positions with our company on June 18, 2018.

On December 31, 2017, our former Director and Officer Donald Steinberg, loaned the Company $272,623.16, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018.

On December 31, 2017, our former Director Charles Larsen, loaned the Company $163,873.46, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018.

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. Our former director Charles Larsen was a Director and control person of Global Hemp Group. Additionally, our then Directors and Officers Donald Steinberg and Robert L. Hymers, III, are stockholders owning less than 10% of equity in Global Hemp Group, Inc., respectively. Mr. Hymers resigned his positions with our company on June 18, 2018.

As of September 30, 2018, and December 31, 2017, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The issued notes are unsecured, due on demand and bear 5% interest.

As of September 30, 2018 and, December 31, 2017 there were an aggregate of $173,175 and $542,573 notes payable due to officers. The notes are at 5% per annum and non-interest bearing, respectively, and are due on demand.

During the nine months ended September 30, 2018, the Company issued an aggregate of 75,928,246 shares of its common stock in settlement of outstanding related party notes payable of $564,283 and accrued compensation of $195,000.

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis retail delivery operation in Lynwood, California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. As disclosed in greater detail below, on February 3, 2020, we terminated the Viva Buds joint venture (See Item 7, Management’s Discussion & Analysis; Legal Settlement Expense).

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The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2019, and 2018, there were no related party advances outstanding. As of December 31, 2019, and 2018, accrued compensation due officers and executives included as accrued compensation was $4,875 and $454,316, respectively. For the years ended December 31, 2019 and 2018, the Company had sales to related parties of $21,157 and $11,683, respectively.

On September 30, 2020, the Company entered into a Share Exchange Agreement with Cannabis Global, Inc., a Nevada corporation. Complementary to the Share Exchange Agreement, the Company and Cannabis Global, Inc. entered into a Lock-Up Agreement dated September 30, 2020.

One of directors of the Company is also a director of Cannabis Global, Inc. and thus a related party. Our director, Mr. Edward Manolos, serves as a member of the board of directors of Cannabis Global, Inc.. In its action approving and authorizing the Share Exchange Agreement, the board of directors of the Company considered full disclosure of Mr. Manolos’ relationship with Cannabis Global, Inc. in light of his related party status and Utah state law governing transactions where a conflicting interest of a director may be reasonably expected to exert an influence on the director’s judgment and requiring specific disclosures pursuant to Section 16-10a-852 of the Utah Revised Business Corporation Act. In consideration of such disclosure, a unanimity of the Company’s qualified, uninterested directors approved the transaction.

On October 1, 2020, the Company entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. Mr. Guerrero, a director of the Company, is a party to both Joint Venture Agreements and will, through his controlling interests in the joint venture partners in Brazil and Uruguay, own 30% of HempSmart Brazil and HempSmart Uruguay. In its action approving and authorizing the Share Exchange Agreements, the board of directors of the Company considered full disclosure of Mr. Guerrero’s conflicting interest and his related party status and Utah state law governing transactions where a conflicting interest exists that could reasonably be expected to exert an influence on the director’s judgment and requiring specific disclosures pursuant to Section 16-10a-852 of the Utah Revised Business Corporation Act. In consideration of such disclosure, a unanimity of the Company’s qualified, uninterested directors approved the transaction.

On November 9, 2020, the Company authorized the issuance of 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero. The Class B Preferred Stock carries a voting preference of one thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 15,000,000,000 shares of common stock, $0.001 par value; 10,000,000 shares of Class A Preferred Stock, par value $0.001; and, 5,000,000 shares of Class B Preferred Stock, par value $0.001.

Common Sock

As of the November 23, 2020, the date of this filing, and immediately before this Offering, there are 2,053,481,896 common shares outstanding.

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Preferred Stock

Class A Preferred Stock

As of November 23, 2020, we have designated 10,000,000 as Class A Preferred Stock, par value $0.001. There are 9,999,999 shares of Class A Preferred Stock issued and outstanding.

The Class A Preferred Stock carries the following rights and preferences.

Dividends

Class A Preferred Stock is not eligible for receipt of dividends.

Voting Rights

The holders of the Class A Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class A Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Of our two current Directors, Mr. Jesus M. Quintero owns 6,666,666 and Edward Manolos owns 3,333,333 of Class A Preferred Shares, respectively, and are eligible to vote on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class “ Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class. Thus, Mr. Quintero and Mr. Manolos control 100% of the votes eligible to be cast on any decision regarding corporate actions under Utah law.

Redemptive Rights

The Class A Preferred Stock shall not be redeemable.

Conversion Rights

Class A Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class A Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class A Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Class B Preferred Stock

As of November 23, 2020, we have designated 5,000,000 shares of the Company’s authorized preferred stock as Class B Preferred Stock, par value $0.001. There are 2,000,000 shares of Class B Preferred Stock issued and outstanding.

The Class B Preferred Stock carries the following rights and preferences.

Dividends

Class B Preferred Stock is not eligible for receipt of dividends.

Voting Rights

Holders of the Series B Preferred Stock shall have One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected.

Redemptive Rights

The Class B Preferred Stock shall not be redeemable.

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Conversion Rights

Class B Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class B Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class B Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Common Stock

As of November 23, 2020, there are 2,053,481,896 shares of common stock issued and outstanding.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available, therefore. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Shares of Common Stock are registered at the office of the Company and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas NV 89119.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2019:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	186,550	$2.40		$1,873,492
Granted	1,827,564	2.34
Forfeitures or expirations	(166,667)	$1.50
Outstanding at December 31, 2018	1,847,447
Granted	2,370,298	1.98
Exercised	(192,521)	1.78
Forfeitures or expirations	(14,113)	1.80
Outstanding at December 31, 2019	4,011,111	$2.15	3.60	$—
Exercisable at December 31, 2019	4,011,111	$2.15	3.60	$—

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.07 and $1.22 as of December 31, 2019 and 2018, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

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The following table presents information related to warrants at December 31, 2019:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Warrants	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$0.01 - $1.00	484,187	2.70	484,187
$1.01 - $2.00	27,778	2.50	27,778
$2.01 - $3.00	3,499,146	3.74	3,499,146

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 2,370,298 warrants to purchase the Company’s common stock from $0.26 to $2.40, vesting immediately and expiring 5 years from the date of issuance.

Options

The following table presents information related to stock options at December 31, 2019(1):

Options Outstanding(1)		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$-	-	-	-

The stock-based compensation expense related to option grants was $0 and $450,000 during the years ended December 31, 2019 and 2018, respectively.

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued options.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Independent Law PLLC.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of our company included in this prospectus for the fiscal year ended December 31, 2019 and 2018 were audited by L&L CPAs, PA.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company engaged L&L CPAs to audit its financial statements in 2016. Since that time, there were no disagreements (as defined in Item 304(a)(1)(4) of Regulation S-K) with L&L CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of L&L CPAs, would have caused L&L CPAs to make reference on the subject matter of the disagreements in its reports.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Marijuana Company of America, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is November 23, 2020

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$141.15
Transfer/Edgar Agent Fees	1,000.00
Accounting Fees and Expenses	5,000.00
Legal Fees	5,000.00
Estimated Miscellaneous	8,858.85
Total	$20,000.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Utah Statutes

Except as otherwise provided in the Utah Revised Business Corporation Act (URBCA), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

•	His conduct was in good faith.

•	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

•	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

•	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.

•	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

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A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

•	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

•	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

•	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

•	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.

•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Company Articles and By Laws.

Article III, Section 6 of the Company’s By Laws provides that The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under the provisions of subsection (a) or (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

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Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

For purposes of this indemnity, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was sewing at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

The following sales of unregistered securities were completed by virtue of convertible notes issued by the Company. The issuances were made in reliance on the exemption from registration provided by Section 4.2. Each beneficial note holder was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their respective qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to each note holder full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. The note holders acquired the restricted common stock for their own account, for investment purposes and not with a view to public resale or distribution thereof.

Power Up Lending Group

On July 7, 2020, the Company issued 10,416,667 shares of common stock to Power Up Lending Group.

On July 8, 2020, the Company issued 8,333,333 shares of common stock to Power Up Lending Group.

On July 9, 2020, the Company issued 6,913,043 shares of common stock to Power Up Lending Group.

On August 4, 2020, the Company issued 25,510,204 shares of common stock to Power Up Lending Group.

On August 5, 2020, the Company issued 25,510,204 shares of common stock to Power Up Lending Group.

On August 6, 2020, the Company issued 34,673,913 shares of common stock to Power Up Lending Group.

On September 8, 2020, the Company issued 31,645,570 shares of common stock to Power Up Lending Group.

On September 9, 2020, the Company issued 18,860,759 shares of common stock to Power Up Lending Group.

GS Capital Partners

On July 8, 2020, the Company issued 9,714,032 shares of common stock to GS Capital Partners.

On July 20, 2020, the Company issued 21,959,447 shares of common stock to GS Capital Partners.

On July 27, 2020, the Company issued 21,030,617 shares of common stock to GS Capital Partners.

On August 10, 2020, the Company issued 30,876,821 shares of common stock to GS Capital Partners.

On August 11, 2020, the Company issued 23,081,373 shares of common stock to GS Capital Partners.

On August 12, 2020, the Company issued 44,694,444 shares of common stock to GS Capital Partners.

On August 20, 2020, the Company issued 19,313,512 shares of common stock to GS Capital Partners.

GW Holdings Group, LLC

On July 24, 2020, the Company issued 8,216,696 shares of common stock to GW Holdings Group, LLC.

On July 29, 2020, the Company issued 19,128,449 shares of common stock to GW Holdings Group, LLC.

On July 24, 2020, the Company issued 8,216,696 shares of common stock to GW Holdings Group, LLC.

On August 10, 2020, the Company issued 27,747,553 shares of common stock to GW Holdings Group, LLC.

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BHP Capital

On July 23, 2020, the Company issued 12,250,733 shares of common stock to BHP Capital.

On July 28, 2020, the Company issued 17,504,341 shares of common stock to BHP Capital.

Jefferson Capital

On July 28, 2020, the Company issued 15,036,231 shares of common stock to Jefferson Capital.

On August 4, 2020, the Company issued 22,501,222 shares of common stock to Jefferson Capital.

LG Capital Funding, LLC

On September 9, 2020, the Company issued 72,811,566 shares of common stock to LG Capital Funding, LLC.

St. George Investments, LLC

On July 2, 2020, the Company issued 43,994,720 shares of common stock to St. George Investments, LLC.

On July 28, 2020, the Company issued 57,603,687 shares of common stock to St. George Investments, LLC.

On August 6, 2020, the Company issued 85,227,273 shares of common stock to St. George Investments, LLC.

On August 11, 2020, the Company issued 99,132,590 shares of common stock to St. George Investments, LLC.

On September 1, 2020, the Company issued 129,870,130 shares of common stock to St. George Investments, LLC.

Crown Bridge Partners

On July 30, 2020, the Company issued 7,500,000 shares of common stock to Crown Bridge Partners.

On August 10, 2020, the Company issued 12,500,000 shares of common stock to Crown Bridge Partners.

On August 11, 2020, the Company issued 15,000,000 shares of common stock to Crown Bridge Partners.

On August 12, 2020, the Company issued 18,793,103 shares of common stock to Crown Bridge Partners.

On September 2, 2020, the Company issued 12,500,000 shares of common stock to Crown Bridge Partners.

On September 22, 2020, the Company issued 15,000,000 shares of common stock to Crown Bridge Partners.

On September 22, 2020, the Company issued 17,000,000 shares of common stock to Crown Bridge Partners.

On September 30, 2020, the Company issued 15,000,000 shares of common stock to Crown Bridge Partners.

Natural Plant Extract

On August 5, 2020, the Company issued 46,666,667 shares of common stock to Natural Plant Extract.

On August 25, 2020, the Company issued 36,930,591 shares of common stock to Natural Plant Extract.

Nellcote Capital, LLC

On August 25, 2020, the Company issued 17,025,641 shares of common stock to Nellcote Capital, LLC.

Robert L. Hymers, III

On July 15, 2020, the Company issued 25,000,000 shares of common stock to Robert L. Hymers, III.

On July 24, 2020, the Company issued 16,702,305 shares of common stock to Robert L. Hymers, III.

Jesus M. Quintero

On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero, our CEO and CFO. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders.

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ITEM 16. EXHIBITS

Exhibits

Exhibit Number	Description
(3)	Certificate of Incorporation and Bylaws
3.1	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form 1012g filed on May 23, 2017).
3.2	Amendment to Certificate of Incorporation dated February 2009 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.3	Amendment to Certificate of Incorporation dated July 2013 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.4	Amendment to Certificate of Incorporation dated August 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.5	Amendment to Certificate of Incorporation dated September 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.6	By Laws (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.7	Amendment to Certificate of Incorporation dated July 1, 2019 *
3.8	Certificate of Amendment dated June 30, 2020 (incorporated by reference from our Form 8-K filed on June 29, 2020).
(5)	Opinion regarding Legality
5.1*	Opinion of Independent Law PLLC regarding the legality of the securities being registered.*
(10)	Material Contracts
10.1	St. George Investments, LLC Forbearance Agreement (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.2	St. George Investments, LLC Convertible Promissory Note (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.3	Executed Independent Director Agreement with Edward Manolos dated April 24, 2019 (incorporated by reference to our Form S-1/A filed on May 3, 2019).
10.4	Material Definitive Agreement dated April 15, 2019 with Natural Plant Extracts of California, Inc. (incorporated by reference from our Current Report on Form 8-K filed on April 17, 2019).
10.5	Executive Independent Director Agreement with Marco Guerrero (incorporated by reference from our Current Report on Form 8-K filed June 16, 2020).
10.6	Executive Independent Director Agreement with Themistocles Psomiadis (incorporated by reference from our Current Report on Form 8-K filed March 6, 2020).
10.7	Executive Employment Agreement, as revised, with Jesus Quintero (incorporated by reference from our Current Report on Form 8-K/A filed March 32 2020).
10.8	Joint Venture Agreement, dated September 30, 2020, by and between the Company, Marco Guerrero, and MR Hemp Ltda. (incorporated by reference from our Current Report on Form 8-K filed October 5, 2020).
10.9	Joint Venture Agreement, dated September 30, 2020, by and between the Company, Marco Guerrero, and MR Hemp Uruguay S.A.S. (incorporated by reference from our Current Report on Form 8-K filed October 5, 2020).
10.10	Share Exchange Agreement dated September 30, 2020 with Cannabis Global, Inc. (incorporated by reference from our Current Report on Form 8-K filed October 8, 2020).
10.11	Lock-Up Agreement, dated September 30, 2020, by and between the Company and Cannabis Global, Inc. (incorporated by reference from our Current Report of Form 8-K filed October 8, 2020).
10.12	Form of Subscription Agreement *
(21)	Subsidiaries of Registrant
21.1	List of Subsidiaries (incorporated by reference to our Form 1012g filed on May 23, 2017).
(23)	Consents of experts and counsel
23.1*	Consent of L&L CPA, PA*
23.2*	Consent of Independent Law PLLC (included in Exhibit 5.1).*

* Filed herewith.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC
Date: November 23, 2020
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Principal Executive Officer
Date: November 23, 2020
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesus M. Quintero and each of them, with full power of substitution and re-substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesus M Quintero	Chief Executive Officer and Director	November 23, 2020
Jesus M. Quintero	(Principal Executive Officer)

/s/ Edward Manolos		November 23, 2020
Edward Manolos	(Director)

/s/ Marco Guerrero		November 23, 2020
Marco Guerrero	Director

/s/ Themistocles Psomiadis
Themistocles Psomiadis	Director	November 23, 2020

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